UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in charter)

Maryland	1- 10272	90-0042860
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2006, Archstone-Smith Operating Trust (“ASOT”), as Borrower, and Archstone-Smith Trust (“ASN”), as Parent, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, and SunTrust Bank and Citicorp North America, Inc., as Documentation Agents, and other various banks. The Credit Agreement amends ASOT’s $600 million unsecured revolving line of credit by, among other things, extending the maturity date to June 21, 2010, with a one-year extension feature exercisable at ASOT’s option, reducing the borrowing spreads to 32.5 to 100 basis points over LIBOR (depending on ASOT’s credit rating), revising and eliminating certain financial covenants, adding a $150 million subfacility for foreign currency loans, giving ASOT the ability to increase the line of credit to $1 billion, and giving ASOT the right to designate a foreign or domestic subsidiary as the borrower under loans made pursuant to the Credit Agreement, including foreign currency loans. In addition, the Credit Agreement provides for a separate $100 million swing loan facility with JPMorgan Chase Bank, N.A. Pursuant to the terms of the Credit Agreement, ASOT’s payment and performance under the credit facility is guaranteed by a Guaranty executed by ASN instead of guaranties from ASOT’s subsidiaries, as was the case under the prior credit agreement. Copies of the Credit Agreement and the Guaranty are included as Exhibits 10.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 10.1

Guaranty, dated June 21, 2006, executed by Archstone-Smith Trust for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, and SunTrust Bank and Citicorp North America, Inc., as Documentation Agents, and the other various banks signatory to the Amended and Restated Credit Agreement.

Exhibit 10.2

Amended and Restated Credit Agreement, dated June 21, 2006, by and among, Archstone-Smith Operating Trust, as Borrower, Archstone-Smith Trust, as Parent, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, and SunTrust Bank and Citicorp North America, Inc., as Documentation Agents, and the other various banks signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST
	By:	/s/ Thomas S. Reif
Dated: June 27, 2006		Name: Thomas S. Reif
Title: Group Vice President and Assistant General Counsel

EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated

June 21, 2006

among

ARCHSTONE-SMITH OPERATING TRUST,

as Borrower

and

ARCHSTONE-SMITH TRUST,

as Parent

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

J.P. MORGAN EUROPE LIMITED,

as Administrative Agent for Foreign Currencies

and

BANK OF AMERICA, N.A., and

WELLS FARGO BANK, N.A.

as Syndication Agents

and

SUNTRUST BANK and

CITICORP NORTH AMERICA, INC.

as Documentation Agents

and

the Lenders Party Hereto

J. P. MORGAN SECURITIES INC.,

as Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

1.	Definitions		1

2.	The Loans		18
	2.1	Advances	18
	2.2	Letters of Credit.	21
	2.3	Payments.	25
	2.4	Pro Rata Treatment	27
	2.5	Non-Receipt of Funds by the Agent	28
	2.6	Sharing of Payments, Etc	28
	2.7	Fees	28
	2.8	Money Market Borrowings.	30
	2.9	Reduction of Commitment.	34
	2.10	Additional Guarantees	34
	2.11	Special Provisions Regarding Foreign Currency Loans	34

3.	Conditions		36
	3.1	All Loans	36
	3.2	First Loan	37
	3.3	Options Available for Loans Not Money Market Loans	37
	3.4	Designation and Conversion	38
	3.5	Special Provisions Applicable to Eurodollar Rate Borrowings and Money Market Loans	38
	3.6	Funding Offices; Adjustments Automatic	41
	3.7	Funding Sources, Payment Obligations	41
	3.8	Mitigation, Non-Discrimination.	41

4.	Representations and Warranties		42
	4.1	Organization	42
	4.2	Financial Statements	42
	4.3	Enforceable Obligations; Authorization	43
	4.4	Other Debt	43
	4.5	Litigation	43
	4.6	Taxes	43
	4.7	Regulation U	43
	4.8	Securities Act of 1933	44
	4.9	No Contractual or Corporate Restrictions	44
	4.10	Investment Company Act Not Applicable	44
	4.11	ERISA Not Applicable	44
	4.12	Environmental Matters	44

5.	Affirmative Covenants		44
	5.1	Taxes, Insurance, Existence, Regulations, Property, etc	44
	5.2	Financial Statements and Information	45
	5.3	Financial Tests	45

i

	5.4	Inspection	45
	5.5	Further Assurances	45
	5.6	Books and Records	46
	5.7	Insurance	46
	5.8	Notice of Certain Matters	46
	5.9	Use of Proceeds	46
	5.10	Expenses of and Claims Against the Agent and the Lenders	46
	5.11	Legal Compliance; Indemnification.	47
	5.12	Borrower's Performance	48
	5.13	Professional Services	48
	5.14	Capital Adequacy.	48
	5.15	Property Pool.	49
	5.16	DC Holdings	50
	5.17	Currency Valuation	50
	5.18	Qualified Borrowers.	51

6.	Negative Covenants		52
	6.1	Mergers, Consolidations and Acquisitions of Assets	52
	6.2	Redemption	52
	6.3	Nature of Business	52
	6.4	Transactions with Related Parties	53
	6.5	Limiting Agreements	53
	6.6	Parent Negative Covenants	53

7.	Events of Default and Remedies		53
	7.1	Events of Default	53
	7.2	Remedies Cumulative	55
	7.3	Guaranty Proceeds.	55
	7.4	Judgment Currency	56

8.	The Agent		57
	8.1	Appointment, Powers and Immunities.	57
	8.2	Reliance	58
	8.3	Defaults	59
	8.4	Rights as a Lender	59
	8.5	Indemnification	59
	8.6	Non-Reliance on Agent and Other Lenders	60
	8.7	Failure to Act	60
	8.8	Resignation of Agent	60
	8.9	No Partnership	61

9.	Renewal and Extension		61
	9.1	Procedure for Renewal and Extension	61
	9.2	Conditions to Renewal and Extension	61

ii

10.	Miscellaneous		62
	10.1	No Waiver, Amendments	62
	10.2	Notices	62
	10.3	Submission to Jurisdiction	62
	10.4	Choice of Law	63
	10.5	Survival; Parties Bound; Successors and Assigns.	63
	10.6	Counterparts	67
	10.7	Usury Not Intended	67
	10.8	Captions	67
	10.9	Severability	67
	10.10	Disclosures	67
	10.11	No Novation	67
	10.12	Limitation of Liability	68
	10.13	Entire Agreement	68
	10.14	WAIVERS OF JURY TRIAL	68
	10.15	USA Patriot Act	68

EXHIBITS:

A-	Officer's Certificate
B-	Request for Loan
C-	Note
C-1-	Swing Loan Note
C-2-	Master Note
D-	Legal Opinion
E-	Money Market Quote Request
F-	Invitation for Money Market Quotes
G-	Money Market Quote
H-	Designation Agreement
I-	Assignment and Assumption Agreement
J-	Form of Additional Guaranty
K-	Form of Qualified Borrower Guaranty
L-	Form of Qualified Borrower Request and Authorization Guaranty

iii

AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of June 21, 2006, by and among ARCHSTONE-SMITH OPERATING TRUST, a Maryland real estate investment trust (the "Borrower"), ARCHSTONE-SMITH TRUST, a Maryland real estate investment trust, and the parent of the Borrower (the “Parent”), the financial institutions (including JPMC, the Syndication Agents and the Documentation Agents, the "Lenders") which are now or may hereafter become signatories hereto, JPMORGAN CHASE BANK, N.A., a national banking association (formerly known as JPMorgan Chase Bank) ("JPMC"), as administrative agent for Lenders, J.P. MORGAN EUROPE LIMITED, as administrative agent for Foreign Currencies, BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A., and as syndication agents for Lenders (in such capacity, "Syndication Agents"), and SUNTRUST BANK and CITICORP NORTH AMERICA, INC., as documentation agents for Lenders (in such capacity, "Documentation Agents").

WHEREAS, the Borrower, the Agent and certain of the Lenders entered into an Amended and Restated Credit Agreement dated as of December 13, 2004 (as amended to the date hereof, the “Original Credit Agreement”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders amend and restate the Original Credit Agreement and the Agent and the Lenders have agreed to do so pursuant to the terms of this Agreement; and

WHEREAS, the Borrower desires to obtain Loans and obtain Letters of Credit (as such terms are hereinafter defined) from the Lenders; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make Loans and provide for the issuance of Letters of Credit to the Borrower, as provided for herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the adequacy of which is hereby acknowledged, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the parties hereto hereby amend and restate the Original Credit Agreement and agree as follows:

1.      Definitions.

Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Credit Documents have the meanings provided below.

Absolute Rate Auction shall mean a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.8.

Acceptable Credit Rating shall mean a Credit Rating from two of Standard & Poor's Rating Services, Moody's Investors Service, Inc., or Fitch (one of which must be an S&P Rating or a Moody's Rating) equal to a Credit Rating from Fitch, or an S&P Rating of BBB- or better, or a Moody's Rating of Baa3 or better.

Administrative Questionnaire means an Administrative Questionnaire in a form supplied by the Agent.

Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

Agent means (a) with respect to Requests for Loans and the administration of Loans denominated in a Foreign Currency and Foreign Currency Letters of Credit, J. P. Morgan Europe Limited, and (b) for all other purposes under the Credit Documents, JPMorgan Chase Bank, N.A., in each case in its capacity as administrative agent for itself and the Lenders hereunder, and any successor thereto under this Agreement.

Annual Audited Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof. The Annual Audited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

Annualized Net Operating Income shall mean with respect to any Real Property that has reached the Calculation Date, the annualized Net Operating Income for the first three full calendar quarters ending after the Calculation Date determined as follows: (i) with respect to the first full calendar quarter, the Net Operating Income for the first full calendar quarter multiplied by four (4), (ii) with respect to the second full calendar quarter after the Calculation Date, the sum of the Net Operating Income for the first full calendar quarter and the second full calendar quarter multiplied by two (2) and (iii) with respect to the third full calendar quarter after the Calculation Date, the sum of the Net Operating Income for the first full calendar quarter, the second full calendar quarter and the third full calendar quarter multiplied by one and one-third (1.333).

Applicable Margin shall mean (a) if a Credit Rating is obtained from more than one agency, and one of the two highest Credit Ratings is an S&P Rating or a Moody's Rating, the following percentage based on the corresponding Credit Rating which is the second highest, or (b) if one of the two highest Credit Ratings in clause (a) above is not an S&P Rating or a Moody's Rating, the following percentage based on the corresponding S&P Rating or Moody's Rating which is the highest, or (c) if only one Credit Rating is obtained, which must be an S&P Rating or a Moody's Rating, the following percentage based on the corresponding S&P Rating or Moody's Rating:

APPLICABLE MARGIN

APPLICABLE CREDIT RATING	EURODOLLAR RATE BORROWING	BASE RATE BORROWING

A/A2 or better	0.325%	0
A-/A3	0.350%	0
BBB+/Baa1	0.400%	0
BBB/Baa2	0.500%	0
BBB-/Baa3	0.675%	0
Worse than BBB-/Baa3 or no Credit Rating	1.000%	0.25%

Each Applicable Margin shall be in effect whenever and for so long as the corresponding Credit Rating or no Credit Rating is in effect.

Assignment and Assumption means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by the Agent, in the form of Exhibit I or any other form approved by the Agent.

Base Rate shall mean for any day a rate per annum equal to the Applicable Margin on that day plus the greater on a daily basis of (a) the Prime Rate for that day, or (b) the Federal Funds Effective Rate for that day plus one-half of one percent (½%).

Base Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

Borrower shall have the meaning set forth in the preamble hereto, and shall also mean any Qualified Borrower. References in this Agreement to the rights, obligations, representations or warranties of the “Borrower” shall be deemed to include any Qualified Borrower that has borrowed sums under this Agreement.

Business Day shall mean a day other than (a) a day when the main office of the Agent is not open for business, or (b) a day that is a federal banking holiday in the United States of America. When used in connection with a Loan or a Letter of Credit denominated in a Foreign Currency, the term “Business Day” shall also exclude any day on which commercial banks in the London foreign exchange market are not open to settle payments in the Principal Financial Center where such Foreign Currency is cleared and settled.

Calculation Date shall mean the beginning of the first full calendar quarter after the Stabilization Date.

Capital Lease Obligations of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Generally Accepted Accounting Principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.

Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day, if any. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

Commitment shall mean the commitment of the Lenders to lend funds under Section 2.1 of this Agreement, other than Swing Loans, as such Commitment may be increased or decreased pursuant to the terms of this Agreement. The aggregate Commitment on the date hereof is $600,000,000.00.

Committed Loan shall mean Loans other than Money Market Loans.

Construction Interest shall mean Borrower's interest expense for the construction of projects, which is capitalized in accordance with Generally Accepted Accounting Principles.

Credit Documents shall mean this Agreement, the Notes, the Guaranty, the Qualified Borrower Guaranty, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Credit Rating shall mean the S&P Rating, the Moody's Rating, or the rating assigned by Fitch to Borrower's senior unsecured indebtedness.

Currency Valuation Date has the meaning set forth in Section 5.17.

DC Holdings Entities shall mean Metropolitan Acquisition Finance LP, Smith Property Holdings Cronin's Landing LP, Smith Property Holdings Crystal Towers LP, Smith Property Holdings One LP, Smith Property Holdings Two LP, Smith Property Holdings Three LP, Smith Property Holdings Four LP, Smith Property Holdings Five LP, Smith Property Holdings Six LP, Smith Property Holdings Seven LP, Smith Property Holdings Alban Towers LLC, First Herndon Associates LP, Smith Property Holdings One (DC) LP, Smith Property Holdings Two (DC) LP, Smith Property Holdings Three (DC) LP, Smith Property Holdings Kenmore LP, Smith Property Holdings Five (DC) LP, Smith Property Holdings Six (DC) LP, Smith Property Holdings Van Ness LP, Smith Property Holdings Consulate LLC and Smith Property Holdings Columbia Road LP, Smith Property Holdings 4411 Connecticut Avenue LLC, ASN Dupont LLC, ASN Hoboken I LLC, ASN Hoboken II LLC, Hacienda Cove LLC, ASN Virginia Holdings LLC, ASN Ventura LLC, any Person formed for the purpose of acquiring Real Property to replace Real Property sold or otherwise disposed of by any of the foregoing Persons and any Person formed solely for the purpose of owning Real Property in the District of Columbia.

Debt to Total Asset Value Ratio shall mean the ratio (expressed as a percentage) of (a) the sum of the Borrower's and the Parent's Indebtedness to (b) Total Asset Value.

Designated Lender shall mean a special purpose corporation that (a) shall have become a party to this Agreement pursuant to Section 10.5(f), and (b) is not otherwise a Lender.

Designated Lender Notes shall mean promissory notes of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and Designated Lender Note means any one of such promissory notes issued under Section 10.5(f).

Designating Lender shall have the meaning set forth in Section 10.5(f).

Designation Agreement shall mean a designation agreement in substantially the form of Exhibit H attached hereto, entered into by a Lender and a Designated Lender and accepted by the Agent.

Disqualified Stock shall mean any of the Borrower's capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, (c) is redeemable at the option of the holder of such stock, or (d) otherwise requires any payments by Borrower, in each case on or before the Maturity Date.

Dollar Equivalent means, as of any date of determination, with respect to any Revolving Credit Exposure denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency equal to such Revolving Credit Exposure on such date), based upon the spot selling rate at which JPMC offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two (2) Business Days later; provided, however, that if, at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any method (including obtaining quotes from two (2) or more market makers for the applicable Foreign Currency) as it reasonably deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

Dollars or $ refers to lawful money of the United States of America.

EBITDA means an amount derived from (a) net income (including all net cash gains and losses on dispositions of Real Property in accordance with Generally Accepted Accounting Principles), including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates, plus (b) to the extent included in the determination of net income, depreciation, amortization, Interest Expense, income taxes, deferred taxes and other non-cash charges, minority interest, extraordinary losses, prepayment penalties and make-whole costs paid in connection with prepayment of Indebtednesss, and payments made on Borrower's preferred stock, minus (c) to the extent included in the determination of net income, any extraordinary gains, in each case, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

Equity Percentage shall mean the aggregate ownership interest of Borrower in each Unconsolidated Affiliate, which shall be calculated as Borrower's economic ownership interest in such Person, reflecting Borrower's share of income and expenses of such Person.

Eurodollar Business Day shall mean a Business Day on which transactions in U.S. dollar deposits or the applicable Foreign Currency, as pertinent, may be carried on in the relevant interbank market.

Eurodollar Interbank Rate shall mean, for each Interest Period, the rate of interest per annum, quoted by Agent at or before 11:00 a.m., London time (or as soon thereafter as practicable), on the date two (2) Eurodollar Business Days before the first day of such Interest Period: (a) for Loans to be denominated in Dollars as the rate for dollar deposits with a maturity comparable to such Interest Period by reference to the British Bankers Association Interest Settlement Rates for deposits in Dollars (as reflected on the applicable Telerate Screen); and (b) for Loans to be denominated in a Foreign Currency, the rate for deposits in foreign currency units for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period (as reflected on the Telerate Screen). In the event that the rate is not ascertainable pursuant to foregoing provisions of this definition, the Eurodollar Interbank Rate shall be the average rounded upward if necessary to the next 1/100th of 1% of rates offered for such Interest Period to major banks in the London Interbank market by JPMorgan at 11:00 a.m. London time on the date two (2) Eurodollar Business Days before the first day of such Interest Period. Each determination by Agent of the Eurodollar Interbank Rate shall be prima facie evidence thereof.

Eurodollar Rate shall mean for any day a rate per annum equal to the sum of the Applicable Margin for that day plus the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.5 hereof.

Eurodollar Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

Eurodollar Reserve Requirement shall mean, on any day, the cost incurred by a Lender as a reserve requirement (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority, including but not limited to those imposed under Regulation D, because of that Lender making a Eurodollar Rate Borrowing or a Money Market LIBOR Loan available to the Borrower.

Event of Default shall mean any of the events specified as an event of default in Section 7 of this Agreement, and Default shall mean any of such events, whether or not any requirement for notice, grace or cure has been satisfied.

Federal Funds Effective Rate shall to the extent necessary be determined by the Agent separately for each day and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

Fee shall mean, collectively, the fees described in Section 2.7.

Fitch shall mean Fitch, Inc.

Fixed Charge Coverage Ratio shall mean the ratio of (a) the Borrower's EBITDA (calculated by adding the Parent's Interest Expense) for the immediately preceding four (4) calendar quarters, less Unit Capital Expenditures, to (b) dividends of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, plus all of the Borrower's and the Parent's Interest Expense, plus all of the principal payable and principal paid on the Borrower's and the Parent's Indebtedness (but not including prepayment penalties and make-whole costs not included in the calculation of EBITDA) other than (i) any final scheduled principal payment on any Indebtedness which pays such Indebtedness in full, to the extent the amount of such scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment and (ii) scheduled principal payments on the Borrower's and the Parent's Indebtedness incurred prior to the date of this Agreement which has a rating from Standard & Poor's Rating Services, Moody's Investor Service, Inc. or Fitch which is the equivalent of BBB-/Baa3 or better at the time of issuance, in each case for the period used to calculate EBITDA.

Foreign Currency means the lawful currency of any of (a) the United Kingdom (British Pounds Sterling) or (b) the European Economic Union (Euros).

Foreign Currency Commitment means with respect to each Lender, the amount set forth opposite such Lender’s name on its signature page of this Agreement as its commitment for Committed Loans in Foreign Currencies, or in the Assignment and Assumption pursuant to which such Lender assumed its Lender Commitment. The initial aggregate Dollar Equivalent of the Lenders’ Foreign Currency Commitments is $150,000,000.

Foreign Currency Letter of Credit means any Letter of Credit denominated in a Foreign Currency.

Foreign Currency Loan means any Loan denominated in a Foreign Currency.

Foreign Currency Sublimit means the Dollar Equivalent of Loans denominated in Foreign Currency and the LC Exposure for Foreign Currency Letters of Credit, equal to One Hundred Fifty Million Dollars ($150,000,000).

Fully Funded Lender shall mean a Lender whose Revolving Credit Exposure equals its Lender Commitment.

Funding Loss shall mean, with respect to (a) Borrower's payment or prepayment of principal of a Eurodollar Rate Borrowing or a Money Market Loan on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing or a Money Market Loan on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.5, in each case whether voluntary or involuntary, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain a Loan.

Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If there is a change in such accounting practice as to the Borrower that could affect the Borrower's ability to comply with the terms of this Agreement, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amending this Agreement so that the financial measures of the Borrower's operating performance and financial condition are substantially the same after such change as they were immediately before such change.

Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender or the Borrower or their respective Property.

Guarantor shall mean Archstone-Smith Trust, a Maryland real estate investment trust.

Guaranty (whether one or more) shall mean the Guaranty executed by the Guarantor.

Hedging Agreements shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

Historical Value shall mean the purchase price of Real Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by the Borrower, less any provision for losses, all determined in accordance with Generally Accepted Accounting Principles. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower, and consistent with Generally Accepted Accounting Principles.

Indebtedness shall mean and include, without duplication (1) all obligations for borrowed money, except accrued interest and expenses that are not yet payable, (2) all obligations evidenced by bonds, debentures, notes or other similar agreements, (3) all obligations to pay the deferred purchase price of Property or services, except accrued expenses and trade accounts payable arising in the ordinary course of business, (4) all guaranties and endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others (provided that, where the guarantor is not the sole owner of the Person whose Indebtedness is guaranteed, and where the guaranty is of that portion of the Indebtedness remaining unpaid after the collection of the collateral for the Indebtedness, the amount guaranteed that is less than twenty-five percent (25%) of the Historical Value of said related collateral will not be included in the calculation of Indebtedness), (5) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, (6) dividends or distributions of any kind or character or other proceeds payable with respect to any stock, except for dividends or distributions declared but not yet payable, (7) payments received in consideration for sale of Borrower's stock when the amount of the stock so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver stock is not payable solely in stock of the Borrower, (8) all net obligations under Hedging Agreements (calculated on a mark-to-market basis as of the reporting date) other than Hedging Agreements related to interest rates or foreign currency rates on identified outstanding borrowed money Indebtedness, and (9) all Capital Lease Obligations of such Person. Indebtedness shall not include prepaid rents or security deposits made under leases. Indebtedness shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates.

Interest Expense shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), but excluding Construction Interest.

Interest Options shall mean the Base Rate and the Eurodollar Rate, and "Interest Option" means either of them.

Interest Payment Dates shall mean (a) for Base Rate Borrowings, the first (1st) day of each calendar month and the Maturity Date; (b) for Eurodollar Rate Borrowings, at the end of each Interest Period, and in addition if the Interest Period is longer than three (3) months, at the end of every three (3) months during the Interest Period, and the Maturity Date; and (c) for Money Market Loans, the last day of each Interest Period and the maturity date of the Money Market Loans.

Interest Period shall mean:

(1)        For each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing was made and ending on the numerically corresponding day which is, subject to availability, (a) one (1), two (2), three (3) or six (6) months thereafter, or (b) seven (7), fourteen (14) or twenty-one (21) days thereafter in connection with, or in anticipation of, payments of the Loans because of debt and/or equity sales by the Borrower, changes in the Lender Commitments, sales of major assets by the Borrower, or other similar reasons specifically approved by the Agent; provided that, (v) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date .

(2)        For each Money Market LIBOR Loan, the period commencing on the date such Money Market LIBOR Loan was made and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Money Market Borrowing in accordance with Section 2.8; provided that such Interest Period shall be limited as provided in clauses (1)(v) through (y) above.

(3)        With respect to each Money Market Absolute Rate Loan, the period commencing on the date such Money Market Absolute Rate was made and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.8; provided that such Interest Period shall be limited as provided in clauses (1)(x) and (y) above.

Issuing Bank (whether one or more) means JPMorgan Chase Bank, N.A. and up to five (5) other Lenders, in their capacity as the issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.2(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

LC Disbursement means a payment made by the Issuing Bank pursuant to a Letter of Credit.

LC Exposure means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Lender Commitment means, for any Lender, the amount set forth opposite such Lender's name on its signature page of this Agreement, or as may hereafter become a signatory hereto, as adjusted to reflect assignments or amendments made in accordance with this Agreement. A Lender’s Lender Commitment shall include its Foreign Currency Commitment, if any.

Letter of Credit means any letter of credit issued pursuant to this Agreement.

LIBOR Auction shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the Eurodollar Interbank Rate pursuant to Section 2.8.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment, negative pledge or other lien of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

Limiting Agreements shall mean any agreement, instrument or transaction, including, without limitation, a Person's Organizational Documents, which has or may have the effect of prohibiting or limiting any Person's ability to pledge assets in the Pool to secure Indebtedness.

Loans shall mean the Loans (including Foreign Currency Loans) described in Sections 2.1, 2.2 and 2.8 hereof. Loan shall mean any such Loan or Foreign Currency Loan, as the case may be.

Majority Lenders shall mean the Lenders with an aggregate amount in excess of fifty percent (50%) of the amount of the Commitment then outstanding, and after the Commitment has expired or terminated, shall mean Lenders with an aggregate amount in excess of fifty percent (50%) of the unpaid principal balance of the Revolving Credit Exposures.

Material Adverse Change shall mean a change which could reasonably be expected to have a Material Adverse Effect.

Material Adverse Effect means a material adverse effect on (a) the financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its material obligations under the Credit Documents to which it is a party taken as a whole, (c) the validity or enforceability of such Credit Documents taken as a whole, or (d) the material rights and remedies of Lenders and Agent under the Credit Documents taken as a whole.

Maturity Date shall mean four (4) years after the date hereof, unless extended pursuant to Section 9.

Money Market Absolute Rate has the meaning set forth in Section 2.8.

Money Market Absolute Rate Loan shall mean a loan to be made by a Lender pursuant to an Absolute Rate Auction.

Money Market LIBOR Loan shall mean a loan to be made by a Lender pursuant to a LIBOR Auction.

Money Market Loan shall mean a Money Market LIBOR Loan or a Money Market Absolute Rate Loan, as the context may require or allow.

Money Market Margin has the meaning set forth in Section 2.8.

Money Market Quote shall mean an offer by a Lender to make a Money Market Loan in accordance with Section 2.8.

Money Market Quote Request has the meaning set forth in Section 2.8.

Moody's Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Moody's Investors Service, Inc.

Net Operating Income shall mean, for any income producing operating properties, the difference between (a) any cash rentals, proceeds and other income received from such Property (but excluding security or other deposits, or other income of an extraordinary and non-recurring nature) during the determination period, less (b) all cash costs and expenses (excluding interest expense and any expenditures that are capitalized in accordance with Generally Accepted Accounting Principles) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Property during the determination period. Net Operating Income shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

Non-recourse Debt shall mean any Indebtedness the payment of which the Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor.

Notes shall mean the promissory notes of the Borrower and each Qualified Borrower described in Section 2.1 hereof, including the Swing Loan Note, any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor, and Note shall mean any one of them.

Notice of Money Market Borrowing has the meaning set forth in Section 2.8.

Obligations shall mean, as at any date of determination thereof, the sum of (a) the aggregate Revolving Credit Exposures plus (b) all other liabilities, obligations and Indebtedness of any Party under any Credit Document.

Occupancy Level shall mean the occupancy level of a Property that is leased to bona fide tenants paying rent under written leases, based on the average of the actual occupancy level for the immediately preceding three (3) months.

Officer's Certificate shall mean a certificate in the form attached hereto as Exhibit A.

Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lenders.

Parties shall mean all Persons other than the Agent, the Syndication Agents, the Documentation Agents or any Lender executing any Credit Document, and “Party” shall mean any one of same.

Past Due Rate shall mean, on any day, a rate per annum equal to the Base Rate plus an additional two percent (2%) per annum, but in any event not to exceed the Ceiling Rate.

Percentage shall mean the amount, expressed as a percentage, of each Lender Commitment as compared to the Commitment (the “Total Percentage”), or the percentage of the total Foreign Currency Commitments represented by such Lender’s Foreign Currency Commitment, as applicable, in each case set forth opposite the Lender's name on its signature page of this Agreement, or as may hereafter become signatory hereto, as adjusted or amended in accordance with this Agreement. If the Commitment has terminated or expired, the Percentage shall be determined based on the Revolving Credit Exposure most recently in effect, giving effect to any assignments. Notwithstanding the foregoing, if at any time the Lenders are not able to fund a loan denominated in Dollars (that is otherwise permitted hereunder) solely as a result of any Foreign Currency Loans being outstanding, then solely for purposes of funding the remaining Commitment after each Lender with a Foreign Currency Commitment has funded the remaining amount of its Lender Commitment, the “Percentage” of the amount remaining to be funded pursuant to the Borrower’s Request for Loan with respect to each Lender that is not a Fully Funded Lender shall mean the sum of (a) such Lender’s Percentage of the Commitment plus (b) such Lender’s pro rata share (based on such Lender’s Lender Commitment compared to the aggregate Lender Commitments of all Lenders that are not Fully Funded Lenders) of the aggregate Total Percentages of the Lenders that are Fully Funded Lenders.

Permitted Encumbrances shall mean (a) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of Real Property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) the following: (i) Liens for taxes not yet due and payable, or being diligently contested in good faith, or where no Material Adverse Effect could reasonably be expected to result from such nonpayment or the imposition of such Lien; or (ii) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments, or judgment Liens not released within thirty (30) days after filing, that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on Real Property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; (f) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and (g) Liens securing this Agreement and Indebtedness hereunder.

Person shall mean any individual, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

Pool shall have the meaning given to it in Section 5.15(a).

Pool Value shall mean the Value of the Pool.

Prime Rate shall mean, as of a particular date, the prime rate of interest per annum publicly announced from time to time by JPMC as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective on the date such change is determined; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer.

Principal Financial Center means, in the case of any Foreign Currency, the principal financial center where such Foreign Currency is cleared and settled, as determined by the Agent.

Proper Form shall mean in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

QRS Entities shall mean Smith One, Inc., Smith Two, Inc., Smith Three, Inc., Smith Four, Inc., Smith Five, Inc., Smith Six, Inc. and Smith Seven, Inc.

Qualified Borrower shall mean a foreign or domestic limited partnership, limited liability company or other business entity duly organized under the laws of its jurisdiction of formation of which the Borrower (or a Person that is owned and controlled by the Borrower) is the sole general partner, managing member or owner, the Indebtedness of which, in all cases, can be guaranteed by the Borrower pursuant to the provisions of the Borrower’s Organizational Documents.

Qualified Borrower Guaranty shall mean a guaranty executed by Archstone-Smith Operating Trust in the form of Exhibit K attached hereto.

Quarterly Unaudited Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement for such fiscal quarter, and for the fiscal year to date, a statement of cash flows for such quarter and for the fiscal year to date, subject to normal year-end adjustments, and a detailed listing of the Borrower's Property and the Historical Value thereof, all setting forth in comparative form the corresponding figures for the corresponding fiscal period of the preceding year (or, in the case of the balance sheet, the end of the preceding fiscal year), prepared in accordance with Generally Accepted Accounting Principles except that the Quarterly Unaudited Financial Statements may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission, and certified as true and correct by a managing director, senior vice president, controller, co-controller or vice president of Borrower. The Quarterly Unaudited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

Rate Designation Date shall mean 1:00 p.m., New York, New York time, on the date three (3) Eurodollar Business Days (or, for Borrowings denominated in Foreign Currency, four (4) Eurodollar Business Days) preceding the first day of any proposed Interest Period.

Real Property means, collectively, all interest in any land and improvements located thereon, together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

Redevelopment Property means Real Property (a) that is in the process of being redeveloped or (b) with respect to any date of determination, whose redevelopment has been completed during the last twelve (12) months prior to any such date.

Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

Request for Loan shall mean a written request for a Committed Loan substantially in the form of Exhibit B.

Revolving Credit Exposure means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans, the Swing Loans, and its LC Exposure at such time.

S&P Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Standard & Poor's Rating Services.

Secured Debt means the Indebtedness of the Borrower or the Parent secured by a Lien, and any Indebtedness of any of the Borrower's or the Parent's Subsidiaries and Unconsolidated Affiliates owed to a Person not an Affiliate of the Borrower or the Parent or such Subsidiary.

Secured Debt to Total Asset Value Ratio means the ratio (expressed as a percentage) of Secured Debt to Total Asset Value.

Sharing Event means (i) the occurrence of an Event of Default with respect to a Party under Section 7.1(h) or (i), or (ii) the acceleration of the maturity date of the Loans by the Agent upon the occurrence of an Event of Default.

Stabilization Date shall mean, with respect to a property, the earlier of (a) eighteen (18) months after substantial completion of construction or development of a new construction or development property, and (b) the date on which the Occupancy Level is at least ninety-three percent (93%).

Stated Rate shall, on any day, mean whichever of the Base Rate, the Eurodollar Rate, or a rate applicable to Money Market Loans has been designated and provided pursuant to this Agreement.

Subsidiary shall mean, as to a particular parent entity, any entity of which more than fifty percent (50%) of the indicia of voting equity or ownership rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent entity, or by one or more of its other Subsidiaries.

Super-Majority Lenders shall mean the Lenders with an aggregate amount of sixty-six and sixty-seven hundredths percent (66.67%) or more of the amount of the Commitment then outstanding, and after the Commitment has expired or terminated, shall mean Lenders with an aggregate amount of sixty-six and sixty-seven hundredths percent (66.67%) or more of the unpaid balance of the Revolving Credit Exposures.

Swing Loan shall mean a Loan made pursuant to Section 2.1(c) hereof.

Swing Loan Note shall mean that certain promissory note dated of even date herewith in the original principal amount of $100,000,000.00 executed by the Borrower payable to the order of JPMC.

Taxes shall mean any tax, levy, impost, duty, charge or fee imposed by any Governmental Authority.

Total Asset Value shall mean the sum of (without duplication) (a) the aggregate Value of all of the Real Property owned by the Borrower and its Subsidiaries on a consolidated basis plus (b) the amount of the Borrower's cash and cash equivalents, excluding tenant security and other restricted deposits, plus (c) the total book value of all of the Borrower's other assets not described in (a) or (b) above, excluding all intangibles and all equity investments in Unconsolidated Affiliates, plus (d) the Value of the Real Property, and cash and other assets of the type permitted, and as valued, in clauses (b) and (c) of this definition, owned by each of the Borrower's Unconsolidated Affiliates, multiplied by the Equity Percentage for that Unconsolidated Affiliate, including gains on sales of assets to Unconsolidated Affiliates which must be deferred in accordance with Generally Accepted Accounting Principles. Total Asset Value shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

Unconsolidated Affiliate shall mean, in respect of any Person, any other Person that is an Affiliate of such Person and in whom such Person holds a voting equity or other ownership interest and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial results of such other Person on the consolidated financial statements of such first mentioned Person.

Unit Capital Expenditure shall mean, on an annual basis, an amount equal to the sum of (a) the result of (i) the number of apartment units contained in each completed, operating Real Property owned by Borrower and any Subsidiary as of the last day of each of the immediately preceding four (4) calendar quarters, divided by four (4), and multiplied by (ii) $200.00; plus (b) for Unconsolidated Affiliates, the result of (i) the amount in clause

(a) above for Unconsolidated Affiliates, multiplied by (ii) the Equity Percentage for each Unconsolidated Affiliate.

Value means the sum of the following:

(a)        for Real Property, other than Redevelopment Property, (x) that has reached the Calculation Date and that Borrower has owned for the full determination period or (y) that Borrower has owned for more than twelve (12) months, the result of dividing (i) the aggregate Net Operating Income of the subject property (for the purposes of clause (x), (1) beginning with the Calculation Date until the end of the third full calendar quarter after the Calculation Date, based on the Annualized Net Operating Income for each such calendar quarter, and (2) beginning with the fourth full calendar quarter after the Calculation Date, based on the immediately preceding four (4) calendar quarter period), by six and three fourths percent (6.75%); plus

(b)        for Real Property that is completed but has not reached the Calculation Date, that has not been owned by Borrower for the full determination period, that has not been owned by Borrower for more than twelve (12) months, or that is Redevelopment Property, the Historical Value of the subject property; plus

(c)        for Real Property that is under construction or development, or that is undeveloped land, the Historical Value of the subject property.

Currencies; Currency Equivalents. At any time, any reference in the definition of the term "Foreign Currency" or in any other provision of this Agreement to the currency of any particular nation shall mean the then lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date of this Agreement. Except as provided in Section 5.17, for purposes of determining (a) whether the amount of the total Revolving Credit Exposures would exceed the Foreign Currency Sublimit or the Commitment, (b) the unutilized amount of the Commitment, and (c) the LC Exposure related to Foreign Currency Letters of Credit, the Revolving Credit Exposure relating to any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency determined as of the date of such Borrowing or the issuance of such Foreign Currency Letter of Credit, as applicable.

2.	The Loans.

2.1        Advances. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Committed Loans (other than Swing Loans) prior to the Maturity Date to the Borrower and Qualified Borrowers not to exceed an amount at any one time outstanding equal to the difference between the Lender's Lender Commitment and the Lender's Revolving Credit Exposure. Each such request for a Committed Loan by Borrower or a Qualified Borrower shall be deemed a request for a Committed Loan from each Lender equal to such Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00, or the difference between the Commitment and the aggregate Revolving Credit Exposures, whichever is less. Each repayment of the Committed Loans shall be deemed a repayment of each Lender's Committed Loan equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding two sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund a Committed Loan as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Committed Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment, and (B) if a Lender fails to make a Committed Loan as and when required hereunder and Borrower subsequently makes a repayment on the Committed Loans, such repayment shall be split among the non-defaulting Lenders ratably in accordance with their respective Percentages until each Lender has its Percentage of all of the outstanding Committed Loans, and the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Percentages. Notwithstanding the foregoing, borrowings and payments of Swing Loans shall be for JPMC's own account. The Loans (other than Swing Loans) shall be evidenced by the Notes substantially in the form of Exhibit C attached hereto. Each Lender’s agreement to make Committed Loans denominated in Foreign Currency and to issue and participate in Foreign Currency Letters of Credit is subject to (1) such Foreign Currency being readily available to the Agent and to all Lenders and being freely transferable and freely convertible to Dollars in the London foreign exchange market, and (2) the Moneyline Telerate (or any successor thereto) reporting a Eurodollar Interbank Rate for such Foreign Currency relating to the applicable Interest Period. In no event shall (x) the aggregate amount of Loans denominated in Foreign Currency plus the LC Exposure for Foreign Currency Letters of Credit exceed the Foreign Currency Sublimit, or (y) any Lender’s Revolving Credit Exposure for Loans denominated in Foreign Currency plus such Lender’s LC Exposure for Foreign Currency Letters of Credit exceed such Lender’s Foreign Currency Commitment, in each case determined on each Currency Valuation Date. Money Market Loans may not be denominated in a Foreign Currency.

(b)        The Borrower shall give the Agent notice of each borrowing of a Committed Loan to be made hereunder as provided in Section 3.1, and the Agent shall deliver same to each Lender promptly thereafter. Not later than 12:00 noon (New York, New York time or, in the case of any Foreign Currency borrowing, local time to the Principal Financial Center of the applicable Foreign Currency) on the date specified for each such borrowing of a Committed Loan hereunder other than Swing Loans, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent at the Agent's principal office in New York, New York, in immediately available funds and in Dollars or the requested Foreign Currency, for the account of the Borrower. Such amounts received by the Agent will be held in Agent's general ledger account. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds not later than 1:00 p.m., New York, New York time, such amount to an account designated by the Borrower and maintained with JPMC or any other account or accounts which the Borrower may from time to time designate to the Agent by a written notice as the account or accounts to which borrowings hereunder are to be wired or otherwise transferred. JPMC shall make available the amount of each Swing Loan by depositing the same in immediately available funds, in the foregoing account by 3:00 p.m., New York, New York time, on the date of the borrowing.

(c)        Subject to the terms and conditions hereof, if necessary to meet the Borrower's funding deadlines, JPMC agrees to make Swing Loans to the Borrower at any time on or prior to the Maturity Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $100,000,000.00, or (ii) the difference between the Commitment and the aggregate Revolving Credit Exposures. Swing Loans shall constitute "Loans" for all purposes hereunder. Notwithstanding the foregoing, the aggregate amount of all Loans (including, without limitation, all Swing Loans) shall not at any time exceed the difference between the Commitment and the LC Exposure. Each request for a Swing Loan shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00. If necessary to meet the Borrower's funding deadlines, the Agent may treat any Request for Loan as a request for a Swing Loan from JPMC and JPMC may fund it as a Swing Loan. Within two (2) Business Days after each Swing Loan is funded, JPMC shall request that each Lender, and each Lender shall, on the first Business Day after such request is made, purchase a portion of any one or more Swing Loans in an amount equal to that Lender's Percentage of such Swing Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of Section 2.1(b) just as if the Lender were funding directly to the Borrower under its Note (such that all Lenders other than JPMC shall fund only under their respective Note and not under the Swing Loan Note). Unless the Agent knew or should have known when JPMC funded a Swing Loan that the Borrower had not satisfied the conditions in this Agreement to obtain a Loan, each Lender's obligation to purchase an interest in the Swing Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against JPMC or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Lender Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement or any other Credit Documents by the Borrower, any of its Subsidiaries, the Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Loan not so purchased and converted may be treated by JPMC as a Committed Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.1(a), and as a funding by JPMC under the Commitment in excess of JPMC's Percentage. Each Swing Loan, once so sold, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Committed Loan made under the Commitment and each Lender's Lender Commitment. The Swing Loans shall be evidenced by the Swing Loan Note substantially in the form of Exhibit C-1 attached hereto.

(d)        So long as the Borrower is not then in Default and so long as the Borrower has not reduced the Commitment pursuant to Section 2.9, the Borrower may on three (3) occasions prior to June 21, 2010, request that the aggregate Commitment be increased, so long as (i) the aggregate Commitment does not exceed One Billion Dollars ($1,000,000,000.00) (the "Maximum Commitment"), and (ii) each increase is a minimum of $50,000,000. If the Borrower requests that the aggregate Commitment be increased, the

Agent shall use its best efforts to obtain increased or additional commitments up to the Maximum Commitment, and to do so the Agent may obtain additional lenders of its choice (and approved by Borrower, such approval not to be unreasonably withheld or delayed), and without the necessity of approval from any of the Lenders. The Borrower and each Guarantor shall execute an amendment to this Agreement, additional Notes and other documents as the Agent may reasonably require to evidence the increase of the Commitment, and the admission of additional Persons as Lenders, if necessary.

2.2 Letters of Credit.

(a)        Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time before the Maturity Date (subject to Section 2.2(c)). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The total amount of Loans denominated in Foreign Currency plus the LC Exposure for Foreign Currency Letters of Credit shall not exceed the Foreign Currency Sublimit, shall not exceed the aggregate Foreign Currency Commitments, and shall not exceed each applicable Lender’s Foreign Currency Commitment, in each case with the Dollar Equivalent of the LC Exposure of Foreign Currency Letters of Credit determined as of the later of the most recent Currency Valuation Date and the date of the issuance of the applicable Foreign Currency Letter of Credit. If the total amount of Loans denominated in Foreign Currency plus the LC Exposure for Foreign Currency Letters of Credit exceeds the Foreign Currency Sublimit, then the Borrower must take the actions required by Section 5.17. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not be obligated to issue a Foreign Currency Letter of Credit if it has determined that it is unlawful to fund obligations in the Foreign Currency in which it is to be denominated.

(b)        To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, Dollars or the Foreign Currency in which it is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000.00, which limit will be increased or decreased pro rata if the aggregate Commitment is increased or decreased pursuant to this Agreement, and (ii) the total Revolving Credit Exposures shall not exceed the total Commitment. Copies of all Letters of Credit and amendments, extensions and cancellations related thereto, must be delivered to the Agent and the other Lenders by the Issuing Bank.

(c) Each Letter of Credit shall expire not later than June 21, 2012.

(d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit (using the Dollar Equivalent thereof in the case of any Foreign Currency Letters of Credit). In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section (using the Dollar Equivalent thereof in the case of any Foreign Currency Letters of Credit), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York, New York time, on the date that such LC Disbursement is made if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York, New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.1 that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Percentage thereof (using the Dollar Equivalent thereof in the case of any Foreign Currency Letters of Credit). Promptly following receipt of such notice, each Lender shall pay to the Agent its

Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.1(a) with respect to Loans made by such Lender (and Section 2.1(a) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. The Borrower shall reimburse any LC Disbursement under a Foreign Currency Letter of Credit in Dollars in the Dollar Equivalent of the amount of the drawing determined on the date of funding of the drawing.

(f)         The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)        If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then the unpaid amount thereof shall bear interest from the date reimbursement was due until the date payment is made at the Past Due Rate. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)         The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.7(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)         If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) any Letter of Credit will expire after the Maturity Date as allowed by Section 2.2I then at least ten (10) Business Days before the Maturity Date, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash Dollars equal to the LC Exposure (using the Dollar Equivalent thereof in the case of any Foreign

Currency Letters of Credit) as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section  7.1. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

2.3     Payments.

(a)        Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder, under the Notes and under the other Credit Documents shall be made in immediately available funds to the Agent at its principal office in New York, New York (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 1:00 p.m., New York, New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(a)       The Borrower may, at the time of making each payment hereunder, under any Note or under any other Credit Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied to the Loans (first to the Swing Loans) or, if no Loans are outstanding, to other amounts then due and payable, provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation Section 2.4 hereof). Each payment received by the Agent hereunder, under any Note or under any other Credit Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent receives a payment for the account of a Lender prior to 1:00 p.m., New York, New York time, such payment must be delivered to the Lender on that same day and if it is not so delivered due to the fault of the Agent, the Agent shall pay to the Lender entitled to the payment the interest accrued on the amount of the payment pursuant to said Lender's Note from the date the Agent receives the payment to the date the Lender received the payment. The Agent may apply payments received from the Borrower to pay any unpaid principal and interest on the Swing Loans before making payment to each Lender of amounts due under the Notes other than the Swing Loan Note. Loans may be prepaid only if the accompanying Funding Loss, if any, is also paid.

(b)       If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day or a Eurodollar Business Day, as the case may be, the due date for such payments shall be extended to the next succeeding Business Day or Eurodollar Business Day, respectively, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that with respect to Eurodollar Rate Borrowings and Money Market LIBOR Loans if such extension would cause the Eurodollar Business Day of payment to fall in another calendar month, the payment shall be due on the Eurodollar Business Day next preceding the due date of the payment.

(c)       The Borrower shall give the Agent at least one (1) Business Day's (or for payments of Loans denominated in Foreign Currency, three (3) Eurodollar Business Days’) prior written notice of the Borrower's intent to make any payment of principal or interest under the Credit Documents not scheduled to be paid under the Credit Documents. Any such notification of payment shall be irrevocable after it is made by the Borrower. Upon receipt by the Agent of such notification of payment, it shall deliver same to the other Lenders.

(d)       All payments by the Borrower hereunder or under any other Credit Documents shall be made free and clear of and without deduction for or on account of any Taxes, including withholding and other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed in lieu of net income taxes by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement. If any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Borrower hereunder or under any other Credit Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Borrower hereunder or under any other Credit Document is required, then such Lender shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to subsection (f) below. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by subsection (f) below (unless such failure is due to some prohibition under applicable Legal Requirements), the Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Borrower shall (1) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (2) have arranged for another institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 10.5; provided further that, prior to substitution for any Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments pro rata based on their Lender Commitments in order to replace the affected Lender in lieu of such substitution.

(e)       With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Borrower or the Agent, such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender and the Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

2.4        Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1(a) hereof shall be made ratably from the Lenders on the basis of their respective Percentages, except as provided in Section 2.7(c)(ii) each payment of the Fee (hereinafter defined) shall be made for the account of the Lenders, and shall be applied, pro rata, according to the Lenders' respective Lender Commitment; and (b) each payment by the Borrower of principal or interest on the Committed Loans other than the Swing Loans, of any other sums advanced by the Lenders pursuant to the Credit Documents, and of any other amount owed to the Lenders other than the Fee, payments of Swing Loans, or any other sums designated by this Agreement as being owed to a particular Lender, shall be made to the Agent for the account of the Lenders pro rata (based on Loans denominated in Dollars and Loans denominated in Foreign Currencies, as applicable) in accordance with the respective unpaid principal amounts of the Committed Loans (other than Swing Loans) held by the Lenders. Payments of Swing Loans shall be for JPMC's own account.

2.5        Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or purchase of a portion of a Swing Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Base Rate for such period plus the Applicable Margin if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Effective Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

2.6        Sharing of Payments, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Committed Loan made by it under this Agreement (other than Swing Loans made by JPMC), or other Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders portions of the Loans made or other Obligations held (other than Swing Loans made by JPMC), by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

2.7      Fees.  The Borrower shall pay fees equal to the following:

(a)        An amount payable as a facility fee by the Borrower to the Agent for the account of each Lender equal to the following percentage per annum multiplied by the Commitment (and after the Commitment terminates or expires, the aggregate Revolving Credit Exposures), which will be in effect whenever and for so long as the Borrower has received the corresponding Credit Rating (the method of determining the Credit Rating based on multiple ratings to be the same as set forth and used to determine the Credit Rating for the definition of Applicable Margin):

CREDIT RATING	FACILITY FEE

A-/A3 or better	0.100%
BBB+/Baa1	0.125%
BBB/Baa2	0.150%
BBB-/Baa3	0.200%

If the Credit Rating is worse than BBB-/Baa3, or if there is no Credit Rating, then for that calendar quarter and for so long thereafter as the Credit Rating is worse than BBB-/Baa3 or if there is no Credit Rating, the facility fee will be equal to the daily unused amount of the Commitment (Swing Loans and LC Exposure shall be deemed to be a utilization of the Commitment solely for the purposes of this Section 2.7(a)) multiplied by 0.250% per annum. The facility fee is payable in arrears on or before the tenth (10th) day of each January, April, July and October prior to termination or expiration of the Commitment, and on demand thereafter.

(b)        If the Maturity Date is extended pursuant to Section 9 of this Agreement, an amount payable as an extension fee by the Borrower to the Agent for the account of each Lender equal to 0.100% of each Lender's Lender Commitment at that time payable on the first day of the extension.

(c) to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to (x) the Applicable Margin provided for Eurodollar Rate Borrowings, minus (y) the fronting fee described in clause (ii) below on the average daily amount of the LC Exposure (using the Dollar Equivalent for Foreign Currency Letters of Credit and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitment and the date on which there ceases to be any LC Exposure, and (ii) to the Issuing Bank a nonrefundable fronting fee which shall accrue at the rate of 0.100% per annum on the face amount of each Letter of Credit, as well as the Issuing Bank's standard fees (not to be less than $1,500.00 per transaction) with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the tenth (10th) day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date on which the Commitment terminates and any such fees accruing after the date on which the Commitment terminates shall be payable on demand. Any other fees payable to the

Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

The Fee shall not be refundable (except as required by Section 3.1(c) of this Agreement). Any portion of the Fee which is not paid by the Borrower when due shall bear interest at the Past Due Rate from the date due until the date paid by the Borrower. The Fee shall be calculated on the actual number of days elapsed in a year deemed to consist of 360 days.

2.8 Money Market Borrowings.

(a)        The Borrower may, as set forth in this Section, whenever at the time of the request therefor the Borrower has received an Acceptable Credit Rating, request the Lenders prior to the Maturity Date to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) the difference between the Commitment and the aggregate Revolving Credit Exposures, and (ii) sixty-five percent (65%) of the Commitment. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. The Borrower shall pay the Agent a fee of $2,000.00 for each Money Market Quote Request provided below, payable monthly based on the requests for the previous month.

(b)        When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent (in care of Marion Murray, America’s Investment Bank Loan Operations, 1111 Fannin, 10th Floor, Houston, Texas 77002, Facsimile No. 713-750-2228, telephone number 713-750-2606) by facsimile transmission a Money Market Quote Request (“Money Market Quote Request”) substantially in the form of Exhibit E hereto so as to be received no later than 12:00 noon, New York, New York time on (i) the fourth Eurodollar Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (ii) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(x)        the proposed date of borrowing, which shall be a Eurodollar Business Day in the case of a LIBOR Auction or a Business Day in the case of an Absolute Rate Auction, and

(y)        the aggregate amount of such borrowing, which shall be $20,000,000.00 or a larger multiple of $1,000,000.00.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five (5) Eurodollar Business Days (or such other number of days as the Borrower and the Agent may agree in writing ) of any other Money Market Quote Request.

(c)        Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d)        (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be received by the Agent by telex or facsimile transmission not later than (x) 9:30 a.m. New York, New York time on the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. New York, New York time on the proposed date of borrowing, in the case of an Absolute Rate Auction; provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent or its Designated Lender) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than thirty (30) minutes prior to the applicable deadline for the other Lenders. Any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower. If, and only if, the Borrower elected in the applicable Money Market Quote Request to permit the Lenders to designate Designated Lenders to fund such Money Market Loans, such Money Market Loans may be funded by such Lender's Designated Lender (if any) as provided in Section 10.5(f), however such Lender shall not be required to specify in its Money Market Quote whether such Money Market Loans will be funded by such Designated Lender.

(ii)         Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

(1)        the principal amount of the Money Market Loan for which each offer is being made, which principal amount (w) may be greater than or less than the Lender Commitment of the quoting Lender, (x) must be $5,000,000.00 or a larger multiple of $500,000.00, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

(2)        in the case of a LIBOR Auction, the margin (the "Money Market Margin") above or below the applicable Eurodollar Interbank Rate ) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such applicable rate, and

(3)        in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan.

A Money Market Quote may set forth up to five (5) separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

(iii) Any Money Market Quote shall be disregarded if it:

(1)	is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (d)(ii) above;
(2)	contains qualifying, conditional or similar language;
(3)	proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or
(4)	arrives after the time set forth in subsection (d)(i) above.

(e)        The Agent shall promptly notify the Borrower (i) of the terms of each proper Money Market Quote and the identity of the Lender submitting such Money Market Quote, and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (2) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered, and (3) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f)         Not later than 10:30 a.m. New York, New York time on (i) the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction, or (ii) the proposed date of borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) above. In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

(1)        the aggregate principal amount of each borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

(2)        the principal amount of each borrowing must be $5,000,000.00 or a larger multiple of $500,000.00;

(3)        acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

(4)        the Borrower may not accept any offer that is described in subsection (d)(iii) above or that otherwise fails to comply with the requirements of this Agreement.

(g)        If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $500,000.00, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Agent shall promptly (and in any event within one (1) Business Day after such offers are accepted) notify the Borrower and each such Lender in writing of any such allocation of Money Market Loans. Determinations by the Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

(h)         Upon receipt of the Borrower’s Notice of Money Market Borrowing, the Agent shall, on the date such Notice of Money Market Borrowing is received by the Agent, promptly notify each Lender of the principal amount of the Money Market Loans accepted by the Borrower and of such Lender’s share (if any) of such Money Market Loans and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. Any Lender so notified shall fund such Money Market Loans at the times provided in Section 2.1(b). A Lender that is notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 10.5(f). Any Designated Lender which funds a Money Market Loan shall on and after the time of such funding become the

(i)         Notwithstanding anything to the contrary contained herein, each Lender shall be required to fund its Percentage of each Committed Loan in accordance with Section 2.1 despite the fact that any Lender’s Lender Commitment may have been or may be exceeded as a result of such Lender’s making of Money Market Loans.

(j)         Each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Interbank Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.8. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.8. Such interest shall be payable on each Interest Payment Date. Each Money Market Loan shall mature at the end of each Interest Period, as specified in the Money Market Quote.

2.9 Reduction of Commitment.

(a)        Unless previously terminated, the Commitment shall terminate on the Maturity Date.

(b)        The Borrower may from time to time reduce the Commitment; provided that (i) each reduction in the Commitment shall be a minimum of $50,000,000, (ii) the total Commitment may not be reduced to less than $200,000,000, unless the entire Commitment is being terminated, in which case the total Commitment may be reduced to zero, (iii) after any reduction in the Commitment, the Borrower's option to increase the Commitment provided in Section 2.1(d) shall terminate, and (iv) no reduction in the Commitment will be allowed if a Default is then in existence. Any termination or reduction in the Commitment will result in a pro rata termination or reduction of the Foreign Currency Commitments.

(c)        The Borrower shall notify the Agent of any election to reduce the Commitment under Section 2.9(b) at least two (2) Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered pursuant to this Section shall be irrevocable. Any reduction of the Commitment shall be permanent. Each reduction in the Commitment shall be made ratably among the Lenders in accordance with their respective Lender Commitments.

2.10    Additional Guarantees. From time to time, certain of the direct or indirect owners of legal interests in the Borrower may request to guarantee collection of the unpaid balance of the Loans remaining after application of other recoveries against the Loans by the Agent and the Lenders. If the Borrower notifies the Agent of such a guarantee request and (a) supplies the Agent with the Organizational Documents of the proposed guarantor and any other information regarding the proposed guarantor as reasonably requested by the Agent or any of the Lenders, including any information that the Agent is required to obtain for any guarantor pursuant to applicable Legal Requirements, and (b) so long as the acceptance of the guarantee from the proposed guarantor does not violate any Legal Requirement applicable to the Agent or any of the Lenders, the Agent agrees, on behalf of the Lenders,  to accept a guarantee from such proposed guarantor in the form attached hereto as Exhibit K.

2.11 Special Provisions Regarding Foreign Currency Loans.

(a)        Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (i) all then outstanding Eurodollar Rate Borrowings denominated in a Foreign Currency shall be automatically converted into Base Rate Borrowings denominated in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the applicable Eurodollar Rate Borrowings on the date such Sharing Event first occurred, which Loans denominated in Dollars shall thereafter continue to be deemed to be Base Rate Borrowings.

(b)        Upon the occurrence of a Sharing Event, and after giving effect to any automatic conversion pursuant to Section 2.11(a), each Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in all such Loans outstanding so that each Lender shall have a share of such outstanding Loans equal to its Percentage. Upon any such occurrence, the Agent shall notify each Lender and shall specify the amount of Dollars required from such Lender in order to effect the purchases and sales by the various Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last Interest Payment Date with respect to each such Loan through the date of the Sharing Event plus any additional amounts payable by the Borrower pursuant to this Section in respect of such accrued but unpaid interest); provided, in the event that a Sharing Event shall have occurred, each Lender shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Lender shall deliver to the Agent (in immediately available funds in Dollars) the net amounts as specified by the Agent. The Agent shall promptly deliver the amounts so received to the various Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Lender which has sold participations in any of its Loans (through the Agent) will deliver to each Lender (through the Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(c)        Upon the occurrence of a Sharing Event all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any outstanding Eurodollar Rate Borrowings initially denominated in a Foreign Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Eurodollar Rate Borrowing had originally been made in Dollars.

(d)        If any amount required to be paid by any Lender pursuant to Section 2.11(b) is not paid to the Agent within one (1) Business Day following the date upon which such

Lender receives notice from the Agent of the amount of its participations required to be purchased pursuant to Section 2.11(b), such Lender shall also pay to the Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations multiplied by (ii) the daily average Federal Funds Effective Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Agent multiplied by (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.11(b) is not in fact made available to the Agent within three (3) Business Days following the date upon which such Lender receives notice from the Agent as to the amount of participations required to be purchased by it, the Agent shall be entitled to recover from such Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Base Rate Borrowings. A certificate of the Agent submitted to any Lender with respect to any amounts payable by any Lender pursuant to this Section shall be conclusive and binding.

(e)        Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Party or any other Person, (iv) any breach of this Agreement by any Party, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)         Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Lender which has purchased such participations shall be entitled to receive from the Borrower any increased costs and indemnities directly from the Borrower to the same extent as if it were the direct Lender as opposed to a participant therein. The Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section, increased Taxes may be owing by the Borrower pursuant to Section 2.3(e), which Taxes shall be paid (to the extent provided in Section 2.3(e)) by the Borrower, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section.

3. Conditions.

3.1        All Loans. The obligation of any Lender to make any Loan, or to issue, renew or extend any Letter of Credit, is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, or issuance, renewal or extension of such Letter of Credit, to the performance by the Borrower of its obligations under the Credit Documents and to the satisfaction of the following further conditions: (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) for Committed Loans, a Request for Loan (i) by 12:00 noon, New York, New York time, one (1) Business Day before the date (which shall also be a Business Day) of the proposed Loan which is to be a Base Rate Borrowing (other than Swing Loans or Base Rate Borrowings to finance the reimbursement of an LC Disbursement as contemplated by Section 2.2(e) hereof), (ii) by 12:00 noon, New York, New York time, on the same Business Day of any proposed Swing Loan or Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.2(e) hereof, provided that by 12:00 noon, New York, New York time on the date of the proposed Loan, Borrower shall also have notified JPMC by telephone of its request for a Loan, or (iii) by the Rate Designation Date of the proposed Loan which is to be a Eurodollar Rate Borrowing; (2) for Money Market Loans the information required by Section 2.8; (3) for Letters of Credit the documents required by Section 2.2 hereof; (4) if such Loan is to be made to, or such Letter of Credit is to be issued for the account of, a Qualified Borrower, the Qualified Borrower shall deliver to the Agent a Note executed by such Qualified Borrower, Archstone-Smith Operating Trust shall deliver to the Agent a Guaranty in the form of Exhibit K attached hereto executed by Archstone-Smith Operating Trust, and the Agent shall have received such other documents and information as may be required pursuant to Section 5.18; and (5) such other documents as the Agent may reasonably require to satisfy itself or the request of any Lender; (b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan or issuance, renewal or extension of such Letter of Credit, shall not be prohibited by any Legal Requirement (in which event the applicable portion of the Fee will not be charged to the Borrower); (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 5.10 hereof through the date of such Loan; (e) in the case of a Committed Loan other than a Swing Loan, all Swing Loans then outstanding shall have been paid or shall be paid with the proceeds of such Loan and (f) the Agent shall have received an Officer's Certificate certifying the information set forth therein as of the end of the immediately preceding fiscal quarter.

3.2        First Loan. In addition to the matters described in Section 3.1 hereof, the obligation of the Lenders to make the first Loan under this Agreement is subject to the receipt by the Lenders of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) a separate certificate executed by each of the Secretary of the Borrower and the Secretary of the Parent dated as of the date hereof; (c) a separate certificate from the Secretary of State or other appropriate public official of Maryland as to the continued existence and good standing of each of the Parent and the Borrower; (d) a separate certificate from the appropriate public official of Maryland as to the due qualification and good standing of each of the Parent and the Borrower; (e) a legal opinion from independent counsel for the Parent and the Borrower as to the matters set forth on Exhibit D acceptable to the Lenders; (f) certificates, together with endorsements naming the Agent, for the benefit of the Lenders, as additional insured and loss payee, reflecting the insurance required by Section 5.7 hereof; and (g) an Officer's Certificate in the form of Exhibit A as of the end of the immediately preceding fiscal quarter; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Locke Liddell & Sapp LLP, counsel for the Agent.

3.3        Options Available for Loans Not Money Market Loans. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance of the Notes, other than the Swing Loan Note, from time to time outstanding bear interest at a Eurodollar Rate. The records of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply. Base Rate Borrowings may only be in Dollars and Eurodollar Rate Borrowings may be in Dollars or in a Foreign Currency.

3.4        Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the provisions of Section 3.5, Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes, other than the Swing Loan Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

(a)        Borrower shall give Agent a Request for Loan. Each such written notice shall specify the amount of Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; if applicable, the type and amount of the Foreign Currency being requested; the proposed date for the designation or conversion and the Interest Period, if any, selected by Borrower. The Request for Loan shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date. The Agent shall promptly deliver the Request for Loan to the Lenders.

(b)        No more than twelve (12) Eurodollar Rate Borrowings with twelve (12) Interest Periods shall be in effect at any time.

(c)        Each designation or conversion of a Eurodollar Rate Borrowing shall occur on a Eurodollar Business Day.

(d)        Except as provided in Section 3.5 hereof, no Eurodollar Rate Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

(e)        Unless a Request for Loan to the contrary is received as provided in this Agreement, each Eurodollar Rate Borrowing will convert to a Base Rate Borrowing after the expiration of the Interest Period, or if denominated in a Foreign Currency shall be repaid by Borrower.

3.5        Special Provisions Applicable to Eurodollar Rate Borrowings and Money Market Loans.

(a)        If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lenders with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing or a Money Market Loan, or to increase the cost to such Lender of participating in or maintaining any Letter of Credit, the commitment of the Lenders to establish or maintain such Eurodollar Rate Borrowing or a Money Market Loan, or to issue or participate in Letters of Credit shall forthwith be suspended until such condition shall cease to exist and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing; (2) convert the Money Market LIBOR Loan with respect to which such demand was made to a Loan bearing interest at the Base Rate; (3) pay all accrued and unpaid interest to date on the amount so converted; and (4) pay any amounts required to compensate the Lenders for any additional cost or expense which the Lenders may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which the Lenders may incur as a result of such conversion. If, when Agent so notifies Borrower pursuant to this Section 3.5(a) that an adoption of or change in Legal Requirements has occurred with the effects described herein, Borrower has given a Request for Loan specifying a Eurodollar Rate Borrowing or a Notice of Money Market Borrowing but the selected Interest Period has not yet begun, such Request for Loan or a Notice of Money Market Borrowing shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Request for Loan shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

(b)        If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive of general applicability (whether or not having the force of law) of any central bank or Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of a Eurodollar Rate or as a Money Market Loan, or as a result of any Lender issuing or participating in Letters of Credit:

(1)

subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing, Money Market Loan or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

(2)

change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate Borrowing or Money Market Loan (otherwise than by a change in the rate of taxation of the overall net income of a Lender); or

(3)

impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable interest rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

(4)	impose on any Lender any other condition regarding any Eurodollar Rate Borrowing, Money Market Loan or Letter of Credit;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing or Money Market Loan, or issuing or participating in Letters of Credit, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Agent will promptly notify Borrower in writing of any event which will entitle any Lender to additional amounts pursuant to this paragraph. A Lender’s determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days’ notice to Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Eurodollar Rate Borrowing which is the subject of the notice to a Base Rate Borrowing or to convert the Money Market LIBOR Loan which is the subject of the notice to a Loan bearing interest at the Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate a Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion.

(c)            If for any reason with respect to any Interest Period Agent shall have determined (which determination shall be prima facie evidence thereof) that:

(1)           Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

(2)           by reason of circumstances affecting the applicable market generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable Eurodollar Rate Borrowing requested by Borrower, or

(3)           any applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making and maintaining such Eurodollar Rate Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Request for Loan previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Request for Loan requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

(d)        Borrower shall indemnify the Agent and each Lender against and hold the Agent and each Lender harmless from any Funding Loss. The indemnification in this Section 3.5(d) shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection and setting forth the reasons for the Funding Loss submitted by Agent to Borrower shall be prima facie evidence thereof.

(e)        The Borrower shall pay to the Agent or a Lender the Eurodollar Reserve Requirement incurred by that Lender within thirty (30) days after written demand by Agent to the Borrower. The demand setting forth the Eurodollar Reserve Requirement shall be prima facie evidence thereof.

3.6        Funding Offices; Adjustments Automatic. Any Lender may, if it so elects, fulfill its obligation as to any Eurodollar Rate Borrowing or Money Market Loan by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to, or for the account of, any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement.

3.7        Funding Sources, Payment Obligations. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing and Money Market LIBOR Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate for such Interest Period. Notwithstanding the foregoing, Funding Losses, increased costs and other obligations relating to Eurodollar

Rate Borrowings and Money Market Loans described in Section 3.5 of this Agreement will only be paid by the Borrower as and when actually incurred by the Lenders.

3.8 Mitigation, Non-Discrimination.

(a)        Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will require or enable such Lender to take the actions described in Sections 3.5(a) or (b) of this Agreement as promptly as practicable after it obtains knowledge thereof and determines to request such action, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or Money Market Loan or will take such other action as the Borrower reasonably requests if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such action and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender will have no obligation to designate a different lending office which is located in the United States of America).

(b)        None of the Lenders shall be able to pass through to the Borrower changes and costs under Section 3.5 of this Agreement on a discriminating basis, such that such changes and costs are not also passed through by each Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through.

(c)        If any Lender elects under Section 3.5 of this Agreement to suspend or terminate the availability of Eurodollar Rate Borrowings for any material period of time, and the event giving rise to such election is not generally applicable to all of the Lenders, the Borrower may within sixty (60) days after notification of such Lender's election, and so long as no Event of Default is then in existence, either (i) demand that such Lender, and upon such demand, such Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of Section 10.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, or (ii) pay such Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, whereupon, such Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of such Lender.

4. Representations and Warranties.

To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower (including when applicable each Qualified Borrower) represents and warrants to the Agent and the Lenders as follows:

4.1        Organization. The Borrower is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the state of Maryland; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in every state where the location of its Property requires it to be qualified to do business, unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

4.2        Financial Statements. The financial statements delivered to the Agent fairly present, in accordance with Generally Accepted Accounting Principles (provided, however, that the Quarterly Unaudited Financial Statements are subject to normal year-end adjustments and may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission), the financial condition and the results of operations of the Borrower as at the dates and for the periods indicated. No Material Adverse Change has occurred since the dates of such financial statements. The Borrower is not subject to any instrument or agreement which would materially prevent it from conducting its business as it is now conducted or as it is contemplated to be conducted.

4.3        Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected, except where such breach or default could not reasonably be expected to have a Material Adverse Effect; and do not and will not result in the creation of any Lien upon any Property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained except where the lack thereof could not reasonably be expected to have a Material Adverse Effect.

4.4        Other Debt. The Borrower is not in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

4.5        Litigation. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, or any outstanding judgment, order or decree affecting, the Borrower before or by any Governmental Authority which is not adequately covered by insurance or which, if determined adversely to the Borrower could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any judgment, order or decree of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

4.6        Taxes. The Borrower has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith and those for which the Borrower's failure to file a return or pay could not reasonably be expected to have a Material Adverse Effect.

4.7        Regulation U. None of the proceeds of any Loan or Letter of Credit will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

4.8        Securities Act of 1933. Other than the Agent's efforts in syndicating the Loans (for which the Agent is responsible) neither the Borrower nor any agent acting for it has offered the Notes or any similar obligation of the Borrower for sale to or solicited any offers to buy the Notes or any similar obligation of the Borrower from any Person other than the Agent or any Lender, and neither the Borrower nor any agent acting for it will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

4.9        No Contractual or Corporate Restrictions. The Borrower is not a party to, or bound by, any contract, agreement or charter or other corporate restriction materially and adversely affecting its business, Property, assets, operations or condition, financial or otherwise.

4.10      Investment Company Act Not Applicable. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

4.11      ERISA Not Applicable. The Borrower is not subject to any requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time, or any rules, regulations, rulings or interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

4.12      Environmental Matters. The Borrower is not aware of any conditions or risks related to hazardous materials or environmental matters applicable to Pool Real Estate which could reasonably be expected to have a Material Adverse Effect.

5. Affirmative Covenants.

The Borrower (including when applicable each Qualified Borrower) covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and if necessary cause to be done, each and all of the following:

5.1        Taxes, Insurance, Existence, Regulations, Property, etc. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves which are adequate under Generally Accepted Accounting Principles have been established therefor, or unless such failure to pay could not reasonably be expected to have a Material Adverse Effect; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable, except where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (reasonable wear and tear excepted) and make all replacements and additions to its Property as may be reasonably necessary to conduct its business.

5.2        Financial Statements and Information. Furnish or caused to be furnished (which may be by electronic access) to the Agent each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, Annual Audited Financial Statements of the Borrower and the Parent; (b) as soon as available and in any event within 50 days after the end of each quarter (except the last quarter) of each fiscal year of the Parent, Quarterly Unaudited Financial Statements of the Borrower and the Parent; (c) concurrently with the financial statements provided for in Sections 5.2(a) and (b) hereof, an Officer's Certificate, together with such schedules, computations and other information (including, without limitation, if provided to Borrower information as to Unconsolidated Affiliates of the Borrower), in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a managing director, vice president, senior vice president, controller, a co-controller of Borrower and of the Parent; (d) promptly after the filing thereof, all reports to or filings made by the Parent or the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, including, without limitation, registration statements, but not including reports on Forms 10-K, 10-Q and 8-K (or their equivalents); (e) within two (2) Business Days after the receipt thereof, a copy of the notification to the Borrower or to the Parent of the respective Credit Rating of each, or negative change therein, and (f) such other information relating to the financial condition and affairs of the Borrower and the Parent as from time to time may be reasonably requested by any Lender. The Agent will send to each Lender the information received by the Agent pursuant to this Section 5.2 promptly after the receipt thereof by Agent. The financial calculations for Sections 5.3, 5.15 and 6.4 shall be made (1) on the date of each Loan or issuance, renewal or extension of a Letter of Credit using the best information available to the Borrower, and (2) on the last day of each of the Parent's fiscal quarters.

5.3        Financial Tests. Have and maintain on a consolidated basis in accordance with Generally Accepted Accounting Principles:

(a) a Secured Debt to Total Asset Value Ratio no greater than forty percent (40%);

(b) a Fixed Charge Coverage Ratio of not less than 1.50:1.00; and

(c) a Debt to Total Asset Value Ratio no greater than sixty percent (60%), provided, however, that same may increase from time to time up to sixty-five percent (65%) for no more than two (2) consecutive calendar quarters.

5.4        Inspection. In order to permit the Agent to ascertain compliance with the Credit Documents, during normal business hours permit the Agent to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as a Lender may reasonably desire.

5.5        Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by the Agent to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Credit Documents or so intended to be.

5.6        Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

5.7        Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry, and furnish the Agent satisfactory evidence thereof promptly upon request.

5.8        Notice of Certain Matters. Notify the Agent promptly upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower in which the claim exceeds $50,000,000.00 and if determined adversely could have a Material Adverse Effect; when the Borrower believes that there has been a Material Adverse Change; or the occurrence of any Event of Default or any Default. The Borrower will notify the Agent in writing at least thirty (30) Business Days prior to the date that the Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

5.9        Use of Proceeds. The proceeds of the Loans will be used for general business purposes, including (without limitation) for acquisition of multifamily real estate properties, for the development, redevelopment and enhancement of multifamily real estate properties, for the costs of construction of multifamily real estate projects owned or to be acquired by the Borrower, for repurchase of the Borrower's stock, or for other investments permitted by this Agreement. Notwithstanding the foregoing, none of the proceeds of the Loans will be used to finance, fund or complete any hostile acquisition of any Person.

5.10      Expenses of and Claims Against the Agent and the Lenders. To the extent not prohibited by applicable law, the Borrower will pay all reasonable costs and expenses incurred to third parties and reimburse the Agent and each Lender, as the case may be, for any and all reasonable expenditures of every character incurred or expended from time to time, in connection with (a) regardless of whether a Default or Event of Default shall have occurred, the Agent's preparation, negotiation and completion of the Credit Documents, and (b) during the continuance of an Event of Default, all costs and expenses relating to the Agent's and such Lender's exercising any of its rights and remedies under this or any other Credit Document, including, without limitation, attorneys' fees, legal expenses, and court costs; provided, that no rights or option granted by the Borrower to the Agent or any Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any property or any operations conducted in connection with it for the benefit of the Borrower or any other person or entity other than the Agent or such Lender. Notwithstanding the foregoing, the Borrower shall not be charged with any cost or expense incurred by the Agent or any Lender relating to disputes or claims among or between the Agent, the Lenders, or any of them unless during the continuance of an Event of Default and related to details of enforcement of the Lenders' rights under the Credit Documents.

5.11 Legal Compliance; Indemnification.

(a)        The Borrower shall operate its Property and businesses in full compliance with all Legal Requirements. It shall not constitute an Event of Default if there is a failure to comply with any Legal Requirement which failure could not reasonably be expected to have a Material Adverse Effect. The Borrower shall indemnify the Agent and each Lender, their directors, officers, employees and shareholders (the "Indemnified Parties") for and defend and hold the Indemnified Parties harmless against any and all claims, demands, liabilities, causes of action, penalties, obligations, damages, judgments, deficiencies, losses, costs or expenses (including, without limitation, interest, penalties, attorneys' fees, and amounts paid in settlement) threatened or incurred by reason of, arising out of or in any way related to (i) any failure of the Borrower to so comply with the provisions of any Legal Requirement, this Agreement or the other Credit Documents, or (ii) the Agent or any Lender's making of the Loans, issuing or participating in any Letters of Credit, or any other acts or omissions taken or made in connection with the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), and any and all matters arising out of any act, omission, event or circumstance, regardless of whether the act, omission, event or circumstance constituted a violation of any such Legal Requirement, this Agreement or the other Credit Documents at the time of its existence or occurrence; provided that the indemnification in this Section 5.11 shall not apply to the extent that the act, omission, facts, circumstances or conditions giving rise to an indemnification claim by an Indemnified Party arose from the gross negligence or willful misconduct of such Indemnified Party.

(b)        The Parent will comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

(c)        The Parent will (i) maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange, or which is listed on The NASDAQ Stock Market's National Market; (ii) own, directly or indirectly, at least fifty-one percent (51%) of (1) the shares of beneficial interest of the Borrower, and (2) the Class A-2 Common Units of the Borrower and any other class of security issued by the Borrower with the power to elect the Trustees of the Borrower; (iii) maintain management and control of the Borrower; (iv) not sell, transfer or convey any of the shares of beneficial interest of the Borrower owned by the Parent, except (A) in payment of the purchase price of Property (including mergers with and acquisitions of Persons) acquired by the Borrower, (B) upon conversion or redemption of securities of the Borrower in accordance with their terms or (C) upon any repurchase by the Borrower of the Borrower's securities from the Parent in connection with a repurchase by the Parent of the Parent's securities; and (v) hold all of its assets and conduct all of its operations through the Borrower, the QRS Entities in existence on October 31, 2001 and one or more of the Borrower's Subsidiaries.

5.12      Borrower's Performance. If the Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this Agreement or any other Credit Document which requires the payment of money, then the Agent (in the Borrower's name or in Agent's name) may, if such payment has not been made within ten (10) days after written request from Agent and after expiration of any grace or cure periods provided in any Credit Document, perform or cause to be performed such agreement, covenant or obligation, for the account of the Borrower and at the Borrower's sole expense, but shall not be obligated to do so. Any and all reasonable expenses thus incurred or paid by the Agent and by any Lender shall be the Borrower's demand obligations to the Agent or such Lender and shall bear interest from the date of demand therefor until the date that the Borrower repays it to the Agent or the applicable Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, the Agent or the applicable Lender shall be fully subrogated to all of the rights of the Person receiving such payment. Any amounts owing by the Borrower to the Agent or any Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice be secured by collateral, if any, provided by the Credit Documents. The amount and nature of any such expense and the time when paid shall, absent manifest error, be fully established by the affidavit of the Agent or the applicable Lender or any of the Agent's or the applicable Lender's officers or agents.

5.13      Professional Services. Promptly upon the Agent's request to satisfy itself or the request of any Lender, the Borrower shall: (a) allow an inspection and/or appraisal of the Borrower's Property to be made by a Person approved by the Agent in its sole discretion; and (b) if the Agent believes that an Event of Default has occurred or is about to occur, cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Borrower's Property or any operations in connection with it (all as designated in the Agent's request), including, without limitation, any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to such property or its operations. So long as no Event of Default has occurred and is continuing, the foregoing shall not be at the Borrower's expense.

5.14 Capital Adequacy.

(f)        If after the date of this Agreement, the Agent or any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

(a)        A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender as specified in Section 5.14(a) hereof and making reference to the applicable law, rule or regulation shall be delivered as soon as practicable to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within fourteen (14) Business Days after the Agent or such Lender delivers such certificate. In preparing such certificate, the Agent or such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

5.15 Property Pool.

The Borrower (not including Qualified Borrowers for the purposes of this Section) (or a Subsidiary of the Borrower or a Subsidiary of a QRS Entity if the conditions in clause (b) below are satisfied) will at all times own fee simple title to a pool (the "Pool") of Real Property that is not subject to any Lien other than Permitted Encumbrances (the "Pool Real Estate") and except as permitted by Section 6.5, and is not subject to or affected by any Limiting Agreement except as permitted by Section 6.5, with an aggregate Pool Value of at least one hundred fifty percent (150%) of the Borrower's Indebtedness other than Secured Debt outstanding from time to time.

If requested by the Agent, the Borrower will provide to the Agent written assessments from third party independent environmental consultants for all Pool Real Estate acquired after the date of this Agreement. If Super Majority Lenders determine that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

(a)        Notwithstanding the foregoing, (i) the maximum Pool Value that can be attributable to the Value of land not improved for multifamily use (not including land that is either under development for multifamily use or planned for commencement of development for multifamily use within three (3) years after the date of acquisition) is five percent (5%) of the Pool Value after adding the effect of said land; and (ii) the maximum Pool Value that can be attributable to the Value (in the aggregate) of Real Property that is under construction or development, that has not reached the Calculation Date, that has reached the Calculation Date but the Occupancy Level is less than eighty percent (80%), unimproved land that is planned for commencement of development within three (3) years after the date of acquisition, and land not improved for multifamily use, is twenty-five percent (25%) of the Pool Value after adding the effect of said Real Property and land.

(b)        If any Pool Real Estate is owned by a Subsidiary of the Borrower or of a QRS Entity, then it may be included in the Pool only if:

(i)         the owner of the Pool Real Estate is either (1) a wholly owned Subsidiary of the Borrower or of a QRS Entity or (2) if not a wholly owned Subsidiary of the Borrower or of a QRS Entity, then (x) the value of the Pool Real Estate owned by such Subsidiary ("Partial Subsidiary Real Estate") to be used in the calculation in clause (a) above shall be as provided in clause (a) multiplied by the cumulative percentage interest of the Subsidiary legally owned by the Borrower or such QRS Entity, as the case may be, and (y) the Borrower or such QRS Entity, as the case may be controls the right to create a Lien on the Partial Subsidiary Real Estate to secure the Borrower’s Indebtedness, and to sell, transfer or otherwise dispose of the Partial Subsidiary Real Estate;

(ii)         the owner of the Pool Real Estate (1) has no Indebtedness other than Non-recourse Debt, and other than Indebtedness to the Borrower subordinated to the Indebtedness incurred under this Agreement on terms satisfactory to the Agent; and (2) would not at any time be in default of Sections 7.1(g), (h), (i), (j), or (k), if said subsections were applicable to said owner; and

(iii)        the indicia of ownership of the Subsidiary of the Borrower (or of its owners if not a direct Subsidiary of the Borrower) or of the QRS Entity is not subject to a Lien (other than Permitted Encumbrances).

5.16      DC Holdings. The Borrower shall maintain at least 99.5% aggregate ownership of the indicia of ownership of each DC Holdings Entity, and shall maintain management and control of each DC Holdings Entity.

5.17      Currency Valuation. On the last day of each Interest Period for Foreign Currency Loans (and if the Interest Period is longer than one (1) month, then with respect to each successive month during such Interest Period, on the same day of such month as the first day of the Interest Period) and on each date a “Currency Valuation Date”), the Agent shall promptly determine the Dollar Equivalent of all Loans denominated in a Foreign Currency and the LC Exposure related to Foreign Currency Letters of Credit (determined as of such Business Day prior to 11:00 a.m., New York, New York time). Upon making such determination, the Agent shall promptly notify the Lenders and the Borrower thereof. If, (a) on the date of such determination any Lender’s Loans denominated in a Foreign Currency plus its LC Exposure with respect to all Foreign Currency Letters of Credit exceeds one hundred five percent (105%) of such Lender’s Foreign Currency Commitment, or (b) the total amount of all Loans denominated in a Foreign Currency and the LC Exposure with respect to all Foreign Currency Letters of Credit exceeds one hundred five percent (105%) of the Foreign Currency Sublimit, or (c) if any Foreign Currency Loans are then outstanding, the total Revolving Credit Exposures of the Lenders exceeds the aggregate Lender Commitments, the Borrower shall, within seven (7) Business Days after such notice, either (i) repay the Committed Loans in an amount equal to the lesser of the Loans then outstanding and such excess, or (ii) deposit in an account with the Agent an amount in cash Dollars equal to such excess. Such deposit shall be held and pledged as collateral in the same manner as provided for the account referred to in Section 2.2(j), provided that moneys in such account shall be released to the Borrower with one (1) Business Day after the next Currency Valuation Date reflecting that such excess exposure ceases to exist.

5.18 Qualified Borrowers.

(a)       Archstone-Smith Operating Trust may at any time, upon not less than fifteen (15) Business Days’ written notice to the Agent, designate a Person as a Qualified Borrower to receive Loans hereunder by delivering to the Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit L attached hereto (a “Qualified Borrower Request and Assumption Agreement”). Prior to any Qualified Borrower becoming entitled to utilize the credit facilities provided for herein the Agent and the Lenders shall have received an executed Guaranty in the form of Exhibit K attached hereto and such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Agent, as may be required by the Agent or the Majority Lenders, and Notes signed by such new Qualified Borrowers. If the Agent and the Majority Lenders agree that a Qualified Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Agent shall send a notice to the Borrower and the Lenders specifying the effective date upon which such Person shall constitute a Qualified Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Qualified Borrower to receive Loans hereunder starting ten (10) days after the date of such notice, on the terms and conditions set forth herein. Each Qualified Borrower shall have the right (but not the obligation) to secure its Obligations by granting a security interest to the Agent, on terms and conditions reasonably acceptable to Agent, for the benefit of the Lenders on certain of its personal property. Such security interest may rank junior to security interests granted by such Qualified Borrower to its other creditors, but Agent shall not be required to execute an intercreditor agreement or subordination agreement unless same imposes no obligations on Agent or the Lenders and is otherwise in form and substance satisfactory to Agent. Notwithstanding anything herein to the contrary, the Obligations of any Qualified Borrower shall be limited to the amount of Indebtedness actually incurred by such Qualified Borrower hereunder.

(b)       Each Qualified Borrower hereby irrevocably appoints Archstone-Smith Operating Trust as its agent for all purposes relevant to this Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any Qualified Borrower. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Archstone-Smith Operating Trust, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Archstone-Smith Operating Trust in accordance with the terms of this Agreement shall be deemed to have been delivered to each Qualified Borrower.

6. Negative Covenants.

The Borrower (including when applicable each Qualified Borrower) covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not do any of the following:

6.1        Mergers, Consolidations and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b)  be a party to any merger or consolidation other than a merger or consolidation in which (i) the Borrower is the surviving entity after such merger or consolidation, or (ii) the individuals constituting the Borrower's Board of Trustees immediately prior to such merger or consolidation represent a majority of the surviving entity's Board of Directors or Board of Trustees after such merger or consolidation; or (c) sell, convey or lease all or substantially all of its assets.

6.2        Redemption. At any time redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if such action would cause the Borrower to not be in compliance with this Agreement.

6.3        Nature of Business. Change its primary business, which is and will be the ownership, operation, development and redevelopment of multi-family residential properties, and may include other business initiatives, investments and activities which are related, but incidental, to Borrower's primary business; provided, however, that the aggregate value of the specific loans and investments described below ("Specified Permitted Holdings") shall not at any time exceed thirty percent (30%) of the Total Asset Value after giving effect to the Specified Permitted Holdings.

"Specified Permitted Holdings" means the following:

(a)        securities received in settlement of liabilities created in the ordinary course of business;

(b)        investments in Unconsolidated Affiliates that are engaged primarily in Borrower's primary business as described in this Section;

(c)        loans, advances, and extensions of credit to Persons (who are not Affiliates of the Borrower);

(d)        investments in Persons not included in any other Specified Permitted Holdings;

(e)        investments in income producing Real Property that is not primarily multifamily residential property (property will be considered as primarily multifamily residential property even if it includes other non-primary uses which are incidental to the residential use, such as retail or office);

(f)         investments in land not improved for multifamily use (not including land that is either under development or planned for commencement of development within three (3) years after the date of acquisition); and

(g)        investments of any kind not included in any other Specified Permitted Holdings and which are not incidental to Borrower's primary business as described in this Section.

6.4        Transactions with Related Parties. Enter into any transaction or agreement with any officer, director, or holder of more than five percent (5%) (based on voting rights) of the issued and outstanding capital stock of the Borrower (or any Affiliate of the Borrower), unless the same is upon terms substantially similar to those obtainable from qualified wholly unrelated sources, and, if such transaction or series of related transactions has a value in excess of $10,000,000.00, is approved by the majority of the Borrower's non-interested trustees.

6.5        Limiting Agreements. Neither Borrower nor any of its Subsidiaries has entered into, and after the date hereof, neither Borrower nor any of its Subsidiaries shall enter into, any Limiting Agreements; provided that so long as the Borrower has received a Credit Rating from two of Standard & Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch equal to a Credit Rating from Fitch that is BBB or better, an S&P Rating that is BBB or better or a Moody's Rating that is Baa2 or better, up to five percent (5%) of the Pool Value (after adding the effect of said property) may be subject to debt-related agreements (but not the related mortgages or pledges) that require the owner of the project to mortgage and pledge the project to secure Indebtedness if any of the Borrower's Credit Ratings are below BBB-/Baa3, or the equivalent.

6.6        Parent Negative Covenants. The Parent will not (a) have any Subsidiary that is a "qualified REIT subsidiary" under Section 856 of the Code other than the QRS

Entities; (b) own any Property other than the ownership interests of the Borrower, and the Parent's ownership interests as of October 31, 2001 in the QRS Entities; (c) give or allow any Lien on any of its Property including the ownership interests of the Borrower; and (d) except for the Guaranty, create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to (i) any Indebtedness if the aggregate of such Indebtedness and the Indebtedness of the Borrower would violate Sections 5.3(a), (b), or (c) if such aggregate Indebtedness is treated as the Borrower's Indebtedness, and (ii) any Indebtedness of a Person other than the Parent.

7. Events of Default and Remedies.

7.1        Events of Default. If any of the following events shall occur, then, as to the events described in Sections 7.1(b), (c), and (d), if the event has not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may do any or all of the following: (1) without notice to the Borrower, declare the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate the Commitment; (3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and (4) exercise any and all other rights pursuant to the Credit Documents:

(a)        The Borrower or any Qualified Borrower shall fail to pay or prepay any principal of or interest on the Notes, any reimbursement obligation in respect of an LC Disbursement, the Money Market Loans, or any fee or any other obligation hereunder within five (5) days after it was due; or

(b)        The Borrower, any Qualified Borrower or Guarantor shall fail to pay when due (whether on the scheduled maturity date or otherwise), or within any applicable period of grace, any principal of or interest on any other Indebtedness, other than Disqualified Stock, in excess of $50,000,000.00 in principal amount; or

(c)        Any written representation or warranty made in any Credit Document by or on behalf of the Borrower or any Qualified Borrower, when taken as a whole shall prove to have been incorrect, false or misleading in any material respect; or

(d)        Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person other than the Agent or the Lenders contained in any Credit Document not specifically set forth in this Section; or

(e)        A final judgment or judgments in the aggregate for the payment of money in excess of $50,000,000.00 shall be rendered against the Borrower, any Qualified Borrower or Guarantor (other than any judgment as to which, and only to the extent, an insurance company having a rating of “A-” or better by A.M. Best Co. in Best’s Rating

Guide, has acknowledged coverage of such claim in writing), and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

(f)         The Borrower shall not be in compliance with any provision of Section 6.3 during the period covered by an Officer's Certificate and such non-compliance remains in existence on the date the next Officer's Certificate is required to be presented to the Agent under Section 5.2(c) of this Agreement; provided, however, that such right to defer compliance shall be available to the Borrower for each such provision no more than once every twelve (12) months; or

(g)        Any order shall be entered in any proceeding against the Borrower, any Qualified Borrower or any Guarantor decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for more than thirty (30) days; or

(h)        The Borrower, any Qualified Borrower or the Guarantor shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(i)         Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower, any Qualified Borrower or the Guarantor and the Borrower, any Qualified Borrower or the Guarantor by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of such Person or granting relief to such Person or approving the petition in any such proceeding, and such order shall remain in effect for more than ninety (90) days; or

(j)         The Borrower, any Qualified Borrower or the Guarantor shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

(k)        The Borrower, any Qualified Borrower or the Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

7.2        Remedies Cumulative. No remedy, right or power conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

7.3 Guaranty Proceeds.

(a)        Notwithstanding any other provision of any Credit Document to the contrary, any funds, claims, or distributions actually received by Agent for the account of any Lender as a result of the enforcement of, or pursuant to, any Guaranty, net of Agent's and Lenders' expenses of collection thereof (such net amount, "Guaranty Proceeds"), shall be made available for distribution equally and ratably (in proportion to the aggregate amount of principal, interest and other amounts then owed in respect of the Obligations or of an issuance of Public Debt (as defined below), as the case may be) among the Agent, the Lenders and the trustee or trustees of any Indebtedness not subordinated to the Obligations (or to the holders thereof), issued by Borrower, before or after the date of this Agreement, in offerings registered under the Securities Act of 1933, as amended, or in transactions exempt from registration pursuant to rule 144A thereof ("Public Debt"). Agent is hereby authorized by Borrower, by each Lender and by each Guarantor (by its execution and delivery of the Guaranty to which it is party) to make such Guaranty Proceeds so available. No Lender shall have any interest in any amount paid over by Agent to the trustee or trustees in respect of any Public Debt (or to the holders thereof) pursuant to the foregoing authorization. This Section 7.3(a) shall apply (i) solely to Guaranty Proceeds and not to any payments, funds, claims or distributions received by Agent or Lenders directly or indirectly from Borrower or any other Person other than from a Guarantor pursuant to a Guaranty, and (ii) as to Public Debt issued after December 20, 2000, only if the documents governing the Public Debt provide for the same sharing with the Lenders of guaranty proceeds recovered to pay the Public Debt. Borrower is aware of the terms of the Guaranty, and specifically understands and agrees with Agent and the Lenders that, to the extent Guaranty Proceeds are distributed to holders of Public Debt or their respective trustees, such Guarantor has agreed that the Obligations will not be deemed reduced by any such distributions, and each Guarantor shall continue to make payments pursuant to its Guaranty until such times as the Obligations have been paid in full (and the Commitment has been terminated and any LC Exposure reduced to zero), after taking into account any such distributions of Guaranty Proceeds in respect of Indebtedness other than the Obligations.

(b)        Nothing contained herein shall be deemed (i) to limit, modify, or alter the rights of Agent and Lenders under the Guaranty, (ii) to subordinate the Obligations to any Public Debt, or (iii) to give any holder of Public Debt (or any trustee for such holder) any rights of subrogation.

(c)        This Agreement and each Guaranty are for the sole benefit of Agent and the Lenders and their respective successors and assigns. Nothing contained herein or in any Guaranty shall be deemed for the benefit of any holder of Public Debt, or any trustee for such holder; nor shall anything contained herein or therein be construed to impose on Agent or Lenders any fiduciary duties, obligations or responsibilities to the holder of any Public Debt or their trustees (including, but not limited to, any duty to pursue any Guarantor for payment under its Guaranty).

7.4        Judgment Currency

. The Dollar shall be the currency of account in all events relating to any payments to be made by the Lenders, the Borrower or the Guarantor under the Credit Documents. The payment obligations of the Parties under the Credit Documents shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Dollar and transfer to New York under normal banking procedures does not yield the amount of the Dollar paid at New York due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with the Second Currency in the London foreign exchange market at approximately 11:00 a.m. London time on the Business Day next preceding that on which such judgment is rendered. The obligation of a Party in respect of any such sum due from it to the Agent or any Lender shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be due hereunder in the Second Currency to the Agent or such Lender, as the case may be, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase such amount of Dollars (and transfer to New York) with the amount of the Second Currency so adjudged to be due as the Agent could have purchased with the Second Currency in the London foreign exchange market at approximately 11:00 a.m. London time on the Business Day next preceding that on which such judgment is rendered, and each Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Agent or such Lender, as the case may be, against, and to pay the Agent or such Lender, as the case may be, on demand in Dollars, any difference between the sum originally due to the Agent or such Lender, as the case may be, in Dollars and the amount of Dollars so purchased and transferred, and if the amount of Dollars so purchased exceeds the amount of the Second Currency which the Agent could have purchased on the Business Day next preceding that on which judgment is rendered, such Lender or the Agent agrees to remit such excess to the Borrower.

8. The Agent.

8.1 Appointment, Powers and Immunities.

(a)        Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or any other Credit Document except to the extent requested by the Majority Lenders; (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Credit Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Credit Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

(b)        Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Credit Documents, (ii) increase the Commitment above $600,000,000.00 (provided that an increase requested in accordance with Section 2.1(d) must only be approved by the Lenders that are increasing their Commitments), (iii) extend the Maturity Date other than in accordance with the express provisions of the Credit Documents, (iv) extend or reduce the due date for, or change the amount of, the scheduled payments of principal or interest on the Loans, the LC Disbursements or the fees set forth in Section 2.7, (v) amend the definitions of Majority Lenders or Super Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, (vi) amend or waive any provisions of Section 5.15 of this Agreement, or (vii) release the Guarantor from the Guaranty or release Archstone-Smith Operating Trust from any Qualified Borrower Guaranty. From time to time upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as lead lender and servicer and in the manner contemplated by the provisions of this Agreement.

(c)        Without the prior written consent of the Majority Lenders, Agent shall not modify, amend or waive in any respect whatsoever the provisions of (i) Section 5.3 or the definitions of the financial covenants (or any component thereof) described in Section 5.3, (ii) Section 5.11(c)(i), or (iii) Section 6.1.

(d)        All information provided to the Agent under or pursuant to the Credit Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

(e)        The Borrower shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

8.2        Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Credit Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Credit Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

8.3        Defaults. The Agent shall not be deemed to have constructive knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Credit Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Credit Documents in order to preserve, protect or enhance the collectibility of the Loans, at law or in equity.

8.4        Rights as a Lender. With respect to the Commitment and the Loans made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

8.5        Indemnification. The Lenders agree to indemnify the Agent, its officers, directors, agents and Affiliates, ratably in accordance with each Lender's respective Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 8, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement and the repayment of the Obligations.

8.6        Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party except as specifically required by the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the

Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent. Each Lender assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein. The Agent assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein.

8.7        Failure to Act. Except for action expressly required of the Agent, as the case may be, hereunder, or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

8.8        Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. The Agent shall resign if it has assigned all of its Lender Commitment and Loans and is not an Issuing Bank. Upon any such resignation, (i) the Majority Lenders with the consent of the Borrower, so long as no Default is in existence, shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Credit Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office referred to in Section 2.1 and Section 2.3 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

8.9        No Partnership. Neither the execution and delivery of this Agreement nor any of the other Credit Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Credit Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

9. Renewal and Extension.

9.1        Procedure for Renewal and Extension. The Borrower may extend the Maturity Date one (1) time by one (1) year by executing and delivering to the Agent a written request for extension (the "Extension Request") at least thirty (30) days (but not more than ninety (90) days) prior to the Maturity Date.

9.2        Conditions to Renewal and Extension. The extension of the Maturity Date under Section 9.1 of this Agreement shall be conditioned upon, among other things, the following terms and conditions (which shall be in addition to those required by Sections 2.7, 3 and 9.1 of this Agreement):

(a)	Execution by the Borrower and any Qualified Borrowers of a renewal and extension agreement for each Note in Proper Form.
(b)	No Default or Event of Default must be in existence on the date of the Extension Request or on the Maturity Date (before extension).
(c)	Payment of the extension fee as set forth in Section 2.7(b).
(d)	Such other documents, instruments and items as Agent or any Lender shall reasonably require to document extension.

10. Miscellaneous.

10.1      No Waiver, Amendments. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. Except as may be prohibited by Section 8.1 hereof, no amendment, modification or waiver of any Credit Document shall be effective unless the same is in writing and signed by the Borrower and the Majority Lenders. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

10.2      Notices. All notices under the Credit Documents shall be in writing and either (i) delivered against receipt therefor, or (ii) mailed by registered or certified mail, return receipt requested, in each case addressed as set forth herein, or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day). Provided, however, that as between the Agent and the Lenders and among the Lenders, notice may be given by telecopy or facsimile effective upon the earlier of actual receipt or confirmation of receipt by telephone. Notices to any Qualified Borrowers shall be sent in care of the Borrower.

10.3      Submission to Jurisdiction. THE BORROWER, EACH QUALIFIED BORROWER AND PARENT EACH HEREBY IRREVOCABLY SUBMITS TO

THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER, EACH QUALIFIED BORROWER OR PARENT, AS THE CASE MAY BE, AT THE ADDRESS ESTABLISHED PURSUANT TO SECTION 10.2 HEREOF. THE BORROWER, EACH QUALIFIED BORROWER AND PARENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, EACH QUALIFIED BORROWER AND THE PARENT EACH (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY PROVIDING SUCH SERVICE OF PROCESS TO SUCH AGENT FOR SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER, ANY QUALIFIED BORROWER OR PARENT IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER, EACH QUALIFIED BORROWER AND THE PARENT EACH HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

10.4      Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PERSONS EXECUTING THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

10.5 Survival; Parties Bound; Successors and Assigns.

(a)        All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders (including any Affiliate of the Issuing Bank that issues any Letter of Credit); provided, however, that (i) the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Affiliates of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Lender Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if a Default has occurred and is continuing; and

(B) the Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender's Lender Commitment or Loans, the amount of the Lender Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 unless each of the Borrower and the Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee paid by the assigning Lender of $2,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

For the purposes of this Section 10.5, the term "Approved Fund" has the following meaning:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 5.10, 5.11 and 10.7). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Lender Commitment of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)        A Lender may sell participating interests to an Affiliate of the Lender with written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender, and may sell participating interests in any of its Loans to an Approved Fund so long as such participation shall (1) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Commitment, the interest rate on the Loans, and the Maturity Date, (2) for the Committed Loans, if the participant is not an Affiliate of the participating Lender, require the written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld, (3) for Committed Loans be in a minimum principal amount of at least $10,000,000.00 if participated to a Person not already a Lender, and (4) not reduce the Lender's Lender Commitment which has not been participated to less than $10,000,000.00. In connection with any sale of a participating interest made in compliance with this Agreement, (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents.

(d)        Notwithstanding any provision hereof to the contrary, (i) any Lender may assign and pledge all or any portion of its Lender Commitment and Loans to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Credit Documents; (ii) the Agent may not assign or participate its Lender Commitment so that its Lender Commitment after such assignment or participation is less than $15,000,000.00, to any Person other than an Affiliate of the Agent without the prior written consent of the Borrower, so long as no Default is in existence; and (iii) JPMC may assign, sell or participate all or any portion of the Swing Loan without the consent of the Borrower, the Agent or any other Lender.

(e)        The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Credit Documents.

(f)         Any Lender (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 10.5(f), and the provisions in Sections 10.5(b) and (c) shall not apply to such designation. No Lender may designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.8(b)) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.8 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, Agent and the Lenders for each and every obligation of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 8.5 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (1) receive any and all payments made for the benefit of the Designated Lender and (2) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf, and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Agent and each Lender agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Maturity Date.

10.6      Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

10.7      Usury Not Intended. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof, the Agent, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of an applicable Ceiling Rate, if any. The provisions of this paragraph shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

10.8      Captions. The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

10.9      Severability. If any provision of any Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

10.10    Disclosures. Every reference in the Credit Documents to disclosures of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

10.11    No Novation. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SOLELY TO AMEND, RESTATE AND RESTRUCTURE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE CREDIT AGREEMENT DATED DECEMBER 13, 2004 AMONG THE BORROWER, THE AGENT AND CERTAIN OF THE LENDERS. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE SAID CREDIT AGREEMENT.

10.12    Limitation of Liability. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER CREDIT DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO THE PRIVATE PROPERTY OF, ANY OF THE BORROWER'S TRUSTEES OR SHAREHOLDERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

10.13    Entire Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TOGETHER REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.14    WAIVERS OF JURY TRIAL. THE BORROWER, THE PARENT, THE AGENT, THE LENDERS AND ANY OTHER PERSON EXECUTING THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO

THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.15    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ Rick D. Jacobsen
Name	Rick D. Jacobsen
Title:	Senior Vice President and Treasurer

Address:
9200 E. Panorama Circle
Suite 400
Englewood, Colorado 80112
Attention: Corporate Finance

The Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.2, 5.11(b) and (c), and 6.6 of this Agreement.

ARCHSTONE-SMITH TRUST

By:	/s/ Rick D. Jacobsen
Name	Rick D. Jacobsen
Title:	Senior Vice President and Treasurer

Lender Commitment: $43,000,000.00	JPMORGAN CHASE BANK, N.A.,
Percentage: 7.166666667	as Agent and as a Lender

Foreign Currency Commitment:
$16,000,000.00
Percentage: 10.666666667%	By: /s/ Charles E. Hoagland
Name: Charles E. Hoagland
Title: Vice President

Address:
277 Park Avenue, 3rd Floor
New York, New York 10172
Attention: Kimberly L. Turner

Telephone No: 212/622-8177
Telecopy No.: 646/534-0574

with a copy to:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 15th Floor
New York, New York 10017
Attention: Elena Gillcrist

Telephone No. 212/270-9555
Telecopy No.: 212/270-3513

J.P. MORGAN EUROPE LIMITED,
as Agent

By: /s/ S. Clarke
Name: S. Clarke
Title: Vice President

Address:
J.P. Morgan Europe Limited
125 London Wall
London EC2Y 5AJ
United Kingdom
Attention: Loan & Agency Services

Telecopy No.: 44 (O) 207 777 2360/2085

Lender Commitment: $43,000,000.00	BANK OF AMERICA, N.A.
Percentage: 7.166666667%

Foreign Currency Commitment:
$12,250,000.00	By: /s/ Charlotte Deinhart
Percentage: 8.166666667%	Name: Charlotte Deinhart
Title: Vice President

Address:
901 Main Street, 64th Floor
Dallas, Texas 75202
Attention: Charlotte Wai Deinhart

Telephone No.: 214/209-9129
Telecopy No.: 214/209-0995

Lender Commitment: $43,000,000.00	CITICORP NORTH AMERICA, INC.
Percentage: 7.166666667%

Foreign Currency Commitment:
$12,250,000.00	By: /s/ Malav Kakad
Percentage: 8.166666667%	Name: Malav Kakad
Title: Vice President

Address:
390 Greenwich Street
New York, New York 10013
Attention: Mr. Malav Kakad

Telephone No.: 212/723-4693
Telecopy No.: 646/291-3638

Lender Commitment: $43,000,000.00	SUNTRUST BANK
Percentage: 7.166666667%

Foreign Currency Commitment:
$12,250,000.00	By: /s/ Gregory T. Horstman
Percentage: 8.166666667%	Name: Gregory T. Horstman
Title: Senior Vice President

Address:
8330 Boone Blvd., 8th Floor
Vienna, Virginia 22182-2624
Attention: Gregory T. Horstman

Telephone No.: 703/442-1549
Telecopy No.: 703/442-1570

Lender Commitment: $43,000,000.00	WELLS FARGO BANK, NATIONAL
Percentage: 7.166666667%	ASSOCIATION

Foreign Currency Commitment:
$12,250,000.00	By: /s/ Martia Kontak
Percentage: 8.166666667%	Name: Martia Kontak
Title: Senior Vice President

Address:
4643 S. Ulster Street
Suite 1400
Denver, Colorado 80237
Attention: Martia Kontak

Telephone No.: 303/741-8786
Telecopy No.: 303/741-0867

Lender Commitment: $40,000,000.0	DEUTSCHE BANK AG
Percentage: 6.666666667%

Foreign Currency Commitment:
$10,000,000.00	By: /s/ Brenda Casey
Percentage: 6.666666667%	Name: Brenda Casey
Title: Director

By: /s/ Steven P. Lapham
Name: Steven P. Lapham
Title: Managing Director

Address:
200 Crescent Court, Suite 550
Dallas, Texas 75201
Attention: Ann Ramsey

Telephone No.: (214) 740-7905
Telecopy No.: (214) 740-7910

Lender Commitment: $40,000,000.00	PNC BANK, NATIONAL
Percentage: 6.666666667%	ASSOCIATION

Foreign Currency Commitment:
$10,000,000.00	By: /s/ James A. Collella
Percentage: 6.666666667%	Name: James A. Collella
Title: Senior Vice President

Address:
One PNC Plaza
Mail Stop PL-POPP-19-2
Pittsburgh, Pennsylvania 15222
Attention: James Collella

Telephone No.: 412/762-2260
Telecopy No.: 412/762-6500

Lender Commitment: $22,000,000.00	THE BANK OF NOVA SCOTIA
Percentage: 3.666666667%

Foreign Currency Commitment:
$5,500,000.00	By: /s/ Mark Sparrow
Percentage: 3.666666667%	Name: Mark Sparrow
Title: Director

Address:
580 California Street, Suite 2100
San Francisco, California 94104
Attention: Mark Sparrow

Telephone No.: 415/646-4108
Telecopy No.: 415/397-0791

Lender Commitment: $18,000,000.00	SCOTIABANC, INC.
Percentage: 3.000000000%

Foreign Currency Commitment:
$4,500,000.00	By: /s/ William E. Zarrett
Percentage: 3.000000000%	Name: William E. Zarrett
Title: Managing Director

Address:
600 Peachtree Street, Suite 2700
Atlanta, Georgia 30308
Attention: Bill Zarrett

Telephone No.: 404/877-1504
Telecopy No.: 404/888-8998

Lender Commitment: $40,000,000.00	THE ROYAL BANK OF SCOTLAND, plc
Percentage: 6.666666667%

Foreign Currency Commitment:
$10,000,000.00	By: /s/ Neil Crawford
Percentage: 6.666666667%	Name: Neil Crawford
Title: Senior Vice President

Address:
101 Park Avenue
12th Floor
New York, NY 10178
Attention: Neil Crawford

Telephone No.212-401-3589
Telecopy No.: 212-401-3456

Lender Commitment: $40,000,000.00	U.S. BANK NATIONAL ASSOCIATION
Percentage: 6.666666667%

Foreign Currency Commitment:
$10,000,000.00	By: /s/ Sandra A. Sauer
Percentage: 6.666666667%	Name: Sandra A. Sauer
Title: Vice President

Address:
918 17th Street, 5th Floor
Denver, Colorado 80202
Attention: Sandra A. Sauer

Telephone No.: 303/585-4172
Telecopy No.: 303/585-4198

Lender Commitment: $30,000,000.00	LASALLE BANK NATIONAL ASSOCIATION
Percentage: 5.000000000%

Foreign Currency Commitment:
$7,500,000.00	By: /s/ John Mix
Percentage: 5.000000000%	Name: John Mix
Title: Senior Vice President

Address:
135 South LaSalle Street
Chicago, Illinois 60603
Attention: John Mix

Telephone No.: 415/984-3750
Telecopy No.: 415/984-3707

Lender Commitment: $30,000,000.00	MORGAN STANLEY BANK
Percentage: 5.000000000%

Foreign Currency Commitment:
$7,500,000.00	By: /s/ Daniel Twenge
Percentage: 5.000000000%	Name: Daniel Twenge
Title: Vice President

Address:
750 Seventh Avenue, 11th Floor
New York, New York 10020
Attention: Christopher Whelan

Telephone No.: 212/762-2929
Telecopy No.: 212/762-2929

Lender Commitment: $30,000,000.00	UNION BANK OF CALIFORNIA, N.A.
Percentage: 5.000000000%

Foreign Currency Commitment:
$7,500,000.00	By: /s/ Karen K. Kokame
Percentage: 5.000000000%	Name: Karen K. Kokame
Title: Vice President

Address:
350 California Street, 7th Floor
San Francisco, California 94120
Attention: Karen Kokame

Telephone No.: 415/705-7116
Telecopy No.: 415/433-7438

Lender Commitment: $25,000,000.00	BANK OF CHINA, NEW YORK BRANCH
Percentage: 4.166666667%

Foreign Currency Commitment:
$6,250,000.00	By: /s/ Li, Xiaojing
Percentage: 4.166666667%	Name: Li, Xiaojing
Title: General Manager

Address:
410 Madison Avenue
New York, New York 10017
Attention: Joseph Zeng/David Hoang

Telephone No.: 212/935-3101 X400/X229
Telecopy No.: 212/308-4993

Lender Commitment: $15,000,000.00	THE BANK OF TOKYO-MITSUBISHI UFJ LTD., NEW YORK BRANCH
Percentage: 2.500000000%

Foreign Currency Commitment:
$3,750,000.00	By: /s/ Yoichi Orikasa
Percentage: 2.500000000%	Name: Yoichi Orikasa
Title: Vice President and Manager

Address:
1251 Avenue of Americas
New York, New York 1002
Attention: Gilda Acosta

Telephone No.: 212/782-5557
Telecopy No.: 212/782-6442

Lender Commitment: $15,000,000.00	CHANG HWA COMMERCIAL BANK LTD., NEW YORK BRANCH
Percentage: 2.500000000%

Foreign Currency Commitment:
$-0-	By: /s/ Jim C.Y. Chen
Name: Jim C.Y. Chen
Title: Vice President and General Manager

Address:
685 Third Avenue, 29th Floor
New York, New York 10017
Attention: Melody Tsou

Telephone No.: 212/651-9770 X28
Telecopy No.: 212/651-9785

Lender Commitment: $15,000,000.00	CHEVY CHASE BANK, F.S.B.
Percentage: 2.500000000%

Foreign Currency Commitment:
$-0-	By: /s/ Carlos L. Heard
Name: Carlos L. Heard
Title: Vice President

Address:
7501 Wisconsin Avenue, 12th Floor
Bethesda, Maryland 20814
Attention: Carlos L. Heard

Telephone No.: 240/497-7758
Telecopy No.: 240/497-7714

Lender Commitment: $15,000,000.0	FIRST HORIZON BANK, A DIVISION OF FIRST TENNESSEE BANK N.A.
Percentage: 2.500000000%

Foreign Currency Commitment:
$-0-	By: /s/ Kenneth W. Rub
Name: Kenneth W. Rub
Title: Vice President

Address:
1650 Tysons Boulevard, Suite 1150
McLean, Virginia 22102
Attention: Kenneth W. Rub

Telephone No.: 703/394-2530
Telecopy No.: 703/734-1834

Lender Commitment: $10,000,000.00	THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
Percentage: 1.666666667%

Foreign Currency Commitment:
$2,500,000,000.00	By: /s/ Ciacan Doyle
Percentage: 1.666666667%	Name: Ciacan Doyle
Title: Authorized Signatory

By: /s/ Barry Heraty
Name: Barry Heraty
Title: Authorized Signatory

Address:
Bank of Ireland Corporate
B3, Head Office
Lower Baggot Street
Dublin 2, Ireland
Attention: Olivia Carey/Erin Clarke

Telephone No.: 00 353 1 604 4746/4750
Telecopy No.: 00 353 1 604 4793

EXHIBIT 10.2

GUARANTY

THIS GUARANTY dated as of June 21, 2006, is executed and delivered by ARCHSTONE-SMITH TRUST, a Maryland real estate investment trust (“Guarantor”), in favor of (a) JPMORGAN CHASE BANK, N.A., in its capacity as Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of June 21, 2006 by and among ARCHSTONE-SMITH OPERATING TRUST (together with the Qualified Borrowers from time to time as provided in the Credit Agreement, collectively the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, Guarantor is the direct or indirect parent of the Borrower;

WHEREAS, the Borrower and Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

Section 1. Guaranty. Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Credit Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of Guarantor hereunder.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other guarantor or any other Person; or (c) to make demand of the Borrower, any other guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, Guarantor hereby waives its right to require any holder of the Obligations to take action against the Borrower as provided by any Legal Requirement.

Section 3. Guaranty Absolute. Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

(a)        (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Credit Document, or any other document or instrument evidencing or relating to any Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Credit Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(b)        any lack of validity or enforceability of the Credit Agreement, any of the other Credit Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(c)        any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

(d)        any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

(e)        any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other guarantor, the Borrower or any other

Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)         any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

(g)        any act or failure to act by the Borrower or any other Person which may adversely affect Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(h)        any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(i)         any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j)         any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor hereunder.

Section 4. Action with Respect to Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect.

Section 5. [Reserved]

Section 6. Covenants. Guarantor specifically agrees that to the extent Guaranty Proceeds (as defined in Section 7.3(a) of the Credit Agreement) are distributed to holders of Public Debt or their respective trustees (as defined in Section 7.3(a) of the Credit Agreement) pursuant to Section 7.3 of the Credit Agreement, the Obligations will not be deemed to be reduced by any such distributions and Guarantor shall continue to make payments under this Guaranty until such time as the Obligations have been paid in full (and the Commitment has been terminated and any LC Exposure reduced to zero), after taking into account any such distributions of payments hereunder in report of Indebtedness other than the Obligations.

Section 7. Waiver. Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Obligations. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or Guarantor or otherwise.

Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, Guarantor shall not have any right of subrogation and Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

Section 11. Payments Free and Clear. All sums payable by Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any Governmental Authority, or any Legal Requirement promulgated thereby), and if Guarantor is required by such Legal Requirement or by such Governmental Authority to make any such deduction or withholding, Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized by Guarantor, at any time or from time to time, without notice to Guarantor or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of Guarantor against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Guarantor in the amount of such participation.

Section 13. Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to

Guarantor of whatever description, including without limitation, all intercompany receivables of Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations. If an Event of Default shall have occurred and be continuing, then Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of Guarantor, the Agent and the Lenders that in any Proceeding, Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

Section 17. JURISDICTION, VENUE. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY OR ANY OF THE

OTHER CREDIT DOCUMENTS BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO GUARANTOR AT THE ADDRESS SET FORTH AFTER ITS SIGNATURE. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY PROVIDING SUCH SERVICE OF PROCESS TO SUCH AGENT FOR SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, Guarantor and without releasing, discharging or modifying Guarantor's obligations hereunder. Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person.

Section 21. Amendments. This Guaranty may not be amended except as provided in the Credit Agreement.

Section 22. Payments. All payments made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its address set forth in the Credit Agreement, not later than 12:00 noon, New York, New York time on the date one (1) Business Day after demand therefor.

Section 23. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Credit Agreement. Guarantor's address for notice is set forth below its signature hereto.

Section 24. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 25. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 26. Definitions. (a) For the purposes of this Guaranty:

"Proceeding" means any of the following: (i) a voluntary or involuntary case concerning Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to Guarantor; (iv) Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) Guarantor makes a general assignment for the benefit of creditors; (vii) Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by Guarantor for the purpose of effecting any of the foregoing.

(b)        Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 27.      WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

ARCHSTONE-SMITH TRUST

By: /s/ Rick D. Jacobsen
Name: Rick D. Jacobsen
Title: Senior Vice President and Treasurer

Address:
9200 E. Panorama Circle
Suite 400
Englewood, Colorado 80112
Attention: Corporate Finance